UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

3PAR INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3PAR INC.

4209 Technology Drive

Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On September 17, 2009

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of 3PAR Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, September 17, 2009 at 10:00 a.m. local time at 4209 Technology Drive, Fremont, California 94538 for the following purposes:

1.	To elect two Class II directors to hold office until the 2012 annual meeting of stockholders.

2.	To ratify the selection by the audit committee of the board of directors of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for its fiscal year ending March 31, 2010.

3.	To approve the amendment and restatement of the Company’s bylaws.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is July 22, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ David C. Scott
President and Chief Executive Officer Fremont, California August 13, 2009

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

The board of directors recommends that you vote FOR the proposals identified above.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on September 17, 2009

Pursuant to new rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. The notice of the Annual Meeting and proxy materials are available at www.edocumentview.com/PAR. In accordance with the new SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.

The accompanying proxy card identifies the date, time and location of the Annual Meeting; the proposals to be voted upon at the Annual Meeting and the Board of Directors’ recommendation with regard to such proposals; and a toll-free telephone number and a Web site where stockholders can vote.

3PAR INC.

4209 Technology Drive

Fremont, California 94538

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:	Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, September 17, 2009 at 10:00 a.m., Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described herein.

Pursuant to new rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. The accompanying proxy card identifies the Web site where the proxy materials will be made available; the date, time and location of the Annual Meeting; the proposals to be voted upon at the Annual Meeting and the board of directors’ recommendation with regard to such proposals; and a toll-free telephone number and a Web site where stockholders can vote.

Q:	When did 3PAR send the proxy solicitation materials?

A:	The proxy solicitation materials were first sent on or about August 17, 2009 to all stockholders entitled to vote at the Annual Meeting.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at our principal executive offices at 4209 Technology Drive, Fremont, California 94538.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of July 22, 2009. You should bring photo identification for entrance to the Annual Meeting. The meeting will begin promptly at 10:00 a.m., Pacific Time.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of record—If your shares are registered directly in your name with our transfer agent, Computershare Limited (“Computershare”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial owners—Many stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” These proxy materials are being forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares and are also invited to attend the Annual Meeting. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum and Voting

Q:	Who is entitled to vote at the Annual Meeting and how many votes do they have?

A:	Holders of record of our common stock (the “Common Stock”), on July 22, 2009 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date.

As of the Record Date, there were 61,604,295 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	The presence of the holders of a majority of the shares of our Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting, or (2) have properly submitted a proxy.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What is a broker “non-vote”?

A:	Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of the Class II directors and the approval of PricewaterhouseCoopers LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. However, the broker is not authorized to vote your shares on the approval of the amendment and restatement of our bylaws without your specific voting instructions. Broker non-votes will not have any effect on the outcome of voting with respect to the election of the Class II directors or the approval of our independent registered public accounting firm, but they will count as a vote against the amendment and restatement of our bylaws. See “What is the voting requirement to approve each of the proposals and how does the board of directors recommend that I vote?” below for more information regarding the vote requirement for each of the proposals.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Stockholders of record—Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting, even if previously voted by another method.

Beneficial owners—Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you submit your vote as described below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee; please refer to the voting instructions provided to you by your broker, trustee or nominee.

Mail—If you choose to vote by mail, indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope included with the proxy card. If the envelope is missing, please mail your completed proxy card to 3PAR Inc. c/o Computer Share Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02121.

Internet—If you choose to vote by Internet, please follow the Internet voting instructions provided on the proxy card.

Telephone—If you choose to vote by telephone, please follow the telephone voting instructions provided on the proxy card.

Q:	How will my shares be voted if I submit a proxy by mail and do not make specific choices?

A:	If you submit a proxy by mail and do not make voting selections, the shares represented by that proxy will be voted “FOR” Proposal One, “FOR” Proposal Two and “FOR” Proposal Three.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the proxyholders will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record—If you are a stockholder of record, you may change your vote by (1) filing with our General Counsel, prior to your shares being voted at the Annual Meeting, a written notice of revocation or another duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our General Counsel prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our General Counsel or should be sent so as to be delivered to our principal executive offices located at 4209 Technology Drive, Fremont, California 94538, Attention: General Counsel.

Beneficial owners—If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote on:

1.	The election of two Class II directors to hold office until the 2012 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010; and

3.	The approval of the amendment and restatement of our bylaws.

Q:	What is the voting requirement to approve each of the proposals and how does the board of directors recommend that I vote?

A:	Proposal One—The nominees receiving the highest number of votes will be elected to the board of directors as Class II directors. You may vote either “FOR” or “WITHHOLD” for each director nominee.

You may vote “FOR” or “WITHHOLD” on each of the two nominees for election as director. A properly executed proxy marked “WITHHOLD” with respect to the election of a Class II director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors. The board of directors recommends that you vote your shares “FOR” each of the two nominees listed in Proposal One.

Proposal Two—The affirmative vote of a majority of the shares present, represented and entitled to vote on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal and will not affect the outcome of voting on this proposal. The board of directors recommends that you vote your shares “FOR” Proposal Two.

Proposal Three—The affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of our capital stock entitled to vote on the proposal is required to approve the amendment and restatement of our bylaws.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. Because broker non-votes are not included in the tabulation of the voting results on this proposal, they will also have the same effect as a vote against this proposal. The board of directors recommends that you vote your shares “FOR” Proposal Three.

Q:	Who is soliciting votes and will bear the cost of soliciting votes for the Annual Meeting?

A:	We are soliciting the votes and will bear all expenses of soliciting proxies. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners. Some of our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and will publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2010, which ends on September 30, 2009. In addition, if the proposal to amend and restate our bylaws is approved, we will file a Current Report on Form 8-K with the SEC to report the amendment and restatement of our bylaws.

Additional Information

Q:	What should I do if I receive more than one copy of proxy materials?

A:	If you received more than one copy of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each voting instruction card that you receive to ensure that all of your shares are voted.

Q:	How may I obtain a separate copy of the proxy materials?

A:	We have adopted the process called “householding” for mailing this proxy statement, in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of this proxy statement, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of this proxy statement at the same address, additional copies will be provided to you promptly upon request. If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies, or you may contact our General Counsel at 3PAR Inc., 4209 Technology Drive, Fremont, California 94538 or (510) 413-5999. In addition, eligible stockholders receiving multiple copies of this proxy statement can request householding by contacting their bank or broker, if applicable, or our General Counsel.

Q:	Can I access 3PAR’s proxy materials and Annual Report on Form 10-K over the Internet?

A:	You can access this proxy statement and the 2009 Annual Report on Form 10-K by going to the investor section of our website at www.3PAR.com. The 2009 Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy soliciting material.

In addition, pursuant to new rules promulgated by the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. The notice of the Annual Meeting and proxy materials are available at www.edocumentview.com/PAR. In accordance with the new SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.

Q:	Is there any information that I should know about future meetings (what is the deadline for receipt of stockholder proposals for the 2010 Annual Meeting of Stockholders)?

A:	Stockholders are entitled to present proposals for action and director nominations at the 2010 Annual Meeting of Stockholders (“2010 Annual Meeting”) only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of our bylaws. Stockholders must ensure that such proposals and nominations are received by our General Counsel at the following address: c/o 3PAR Inc., 4209 Technology Drive, Fremont, California 94538, Attn: General Counsel, on or prior to the deadline for receiving such proposals and nominations.

Proposals for the 2010 Annual Meeting that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than April 15, 2010, and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the provisions of our bylaws.

If a stockholder intends to submit a proposal or director nomination for consideration at our 2010 Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting. Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information by the deadlines set forth in our bylaws. Our bylaws currently provide that such written notice must be submitted not less than 90 days, and not more than 120 days, prior to the date the proxy statement is mailed to our stockholders in connection with the Annual Meeting. This means that such proposals or nominations must be received no sooner than April 15, 2010, and no later than May 15, 2010.

However, if Proposal 3 is approved at the Annual Meeting, these deadlines will be revised in our bylaws to provide our stockholders with a greater amount of time to submit proposals or nominations for our 2010 Annual Meeting. If approved, the bylaws will be amended and restated to provide that the stockholder’s written notice must be submitted not less than 60 days, and not more than 90 days, prior to the date the proxy statement is mailed to our stockholders in connection with the Annual Meeting. This means that such proposals or nominations would need to be received no sooner than May 15, 2010, and no later than June 14, 2010. A copy of the relevant bylaw provision is available upon written request to our General Counsel at the address provided above.

Q:	Who will count the vote?

A:	We expect a representative from Computershare will tabulate the proxy and act as inspector of election.

Q:	What is the mailing address for 3PAR’s principal executive offices?

A:	Our principal executive offices are located at 4209 Technology Drive, Fremont, California 94538.

Any written requests for additional information, copies of the proxy materials and 2009 Annual Report on Form 10-K, notices of stockholder proposals, recommendations for candidates to the board of directors, communications to the board of directors or any other communications should be sent to this address.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Currently, our board of directors consists of eight members divided into three classes, Class I, Class II and Class III, as nearly equal in size as practicable. Each class has a three-year term. Vacancies may be filled only by affirmative vote of a majority of the remaining directors then in office. A director elected by the board of directors to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. A decrease in the number of directors constituting the board of directors does not shorten the term of any incumbent director.

There are two directors in the class whose term of office expires at the Annual Meeting. Each of the nominees listed below is currently a director of 3PAR who was previously appointed by the board of directors. If elected at the Annual Meeting, each of these nominees would serve until the 2012 annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

INFORMATION REGARDING THE NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS

The name, age and principal occupation of each Class II director nominee as of June 30, 2009, are set forth in the table below. Each of the nominees has been engaged in his principal occupation during the past five years. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Christopher B. Paisley	56	Director
James Wei	41	Director

Christopher B. Paisley has served as a member of our board of directors since July 2006. From January 2001 to the present, Mr. Paisley has served as the dean’s executive professor of accounting and finance at the Leavey School of Business at Santa Clara University. Mr. Paisley also serves as a member of the board of directors of Volterra Semiconductor Corporation, a provider of power management semiconductors, and Equinix, Inc., a provider of network colocation, interconnection and managed services. Mr. Paisley holds a B.A. degree in Business Economics from the University of California at Santa Barbara and an M.B.A. from the Anderson School at the University of California at Los Angeles.

James Wei has served as a member of our board of directors since May 1999. Since September 1996, Mr. Wei has served as general partner and co-founder of Worldview Technology Partners, a venture capital investment firm. Mr. Wei holds a B.S. degree in Systems Design Engineering from the University of Waterloo in Ontario, Canada.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

EACH NAMED NOMINEE

Information Regarding Directors Continuing in Office until the 2010 Annual Meeting of Stockholders

Name	Age	Position
Mark A. Jung	47	Director
David C. Scott	47	President, Chief Executive Officer and Director
Michael J. Sheridan	44	Director

Mark A. Jung has served as a member of our board of directors since January 2007. Since July 2009, Mr. Jung has served as chairman of Epic Advertising Inc., an online advertising company. From October 2007 to November 2008, Mr. Jung served as chief executive officer and a board member of Vudu, Inc., a media technology company. From February 2006 to November 2006, Mr. Jung served as chief operating officer of Fox Interactive Media, Inc., an Internet media company. From January 1999 to January 2006, Mr. Jung served as chief executive officer of IGN Entertainment Inc., an Internet media and services company. Mr. Jung holds a B.S. degree in Electrical Engineering from Princeton University and an M.B.A. from Stanford University.

David C. Scott has served as our president and chief executive officer since January 2001. From October 1991 to January 2001, Mr. Scott held various management positions at Hewlett-Packard Company, a computing technology solutions and services company, most recently as the general manager of the XP enterprise storage business in its Network Storage Solutions organization. Mr. Scott holds a B.S. degree in Computer Science and Mathematics from Bristol University in the United Kingdom.

Michael J. Sheridan has served as a member of our board of directors since September 2007. From November 2008 to May 2009, Mr. Sheridan served as chief financial officer of Playlist, Inc., a social media networking company. From September 2006 to July 2007, Mr. Sheridan served as chief financial officer of Facebook Inc., an Internet social utility. From May 2004 to June 2006, Mr. Sheridan served as chief financial officer of IGN Entertainment, Inc., an Internet media company. From May 1999 to December 2003, Mr. Sheridan served as an executive officer of SonicWALL, Inc., an Internet security appliance provider. During this period, Mr. Sheridan served SonicWALL in various capacities, including chief financial officer, chief operating officer and senior vice president, strategy. Mr. Sheridan holds a B.S. degree in Commerce from Santa Clara University.

Information Regarding Directors Continuing in Office until the 2011 Annual Meeting of Stockholders

Name	Age	Position
Kevin Fong	55	Non-Executive Chairman of the Board of Directors
Jeffrey A. Price	49	Chief Technical Officer, System Design, Co-Founder and Director
Mark A. Siegel	41	Director

Kevin Fong has served as the non-executive chairman of our board of directors since January 2007 and has been a member of our board of directors since May 1999. Since March 2008, Mr. Fong has served as a special advisor of GSR Ventures, a venture capital investment firm. From July 1990 to March 2008, Mr. Fong was a managing director of Mayfield Fund, a venture capital investment firm. Mr. Fong holds a B.S. degree in Electrical Engineering from the University of California at Berkeley and an M.B.A. and an M.S. in Electrical Engineering, each from Stanford University.

Jeffrey A. Price is one of our co-founders and has served as our chief technical officer, system design since April 2009 and as a member of our board of directors since May 2001. From May 1999 to April 2009, Mr. Price served as our vice president of engineering. From February 1989 to April 1999, Mr. Price was a member of the architecture team at Sun Microsystems, Inc., a networking computing infrastructure solutions company, most recently as the director of systems engineering.

Mark A. Siegel has served as a member of our board of directors since February 2004. Since September 1996, Mr. Siegel has served as managing director of Menlo Ventures, a venture capital investment firm. Mr.  Siegel holds a B.S. degree in Physics from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

Director Compensation

During fiscal 2009, each non-employee member of our board of directors was entitled to receive an annual retainer of $15,000. In addition, the chair of the audit committee was entitled to receive an additional annual retainer of $15,000 and the chair of each of our compensation committee and our nominating and governance committee was entitled to receive an additional annual retainer of $5,000. Each non-employee director serving on our audit committee, other than the chair, was also entitled to receive an annual retainer of $5,000.

Each non-employee director was also entitled to receive an initial stock option award to purchase 35,000 shares of our Common Stock upon such director becoming a member of our board of directors. Each initial option became exercisable for the shares in 48 equal monthly installments. Each year thereafter, each non-employee director was entitled to receive an annual stock option award to purchase 11,250 shares of our Common Stock on the date of our annual stockholders meeting, which became exercisable in 12 equal monthly installments beginning with the 37th month following the date of grant. All such options were granted at the fair market value on the date of the award.

In addition, each chair of our audit committee, our compensation committee and our nominating and governance committee was entitled to receive an initial stock option award to purchase 16,000 shares of our Common Stock upon such director becoming a chair of one of our committees, and an annual stock option award to purchase 4,000 shares of our Common Stock on the date of our annual stockholders meeting. Each such option became exercisable in 12 equal monthly installments beginning with the 37th month following the date of grant. All such options were granted at the fair market value of our Common Stock on the date of the award.

In June 2009, our nominating and governance committee recommended and our board of directors approved certain changes to our non-employee directors’ compensation. Starting in fiscal 2010, each non-employee member of our board of directors is entitled to receive an annual retainer of $30,000, plus $1,500 per meeting for each board meeting attended in excess of 12 meetings each fiscal year. In addition, the chair of the audit committee is entitled to receive an additional annual retainer of $15,000 and the chair of each of our compensation committee and our nominating and governance committee is entitled to receive an additional annual retainer of $5,000. Each non-employee director serving on our audit committee, other than the chair, is also entitled to receive an annual retainer of $10,000. In addition, each non-employee director serving on our audit committee is entitled to receive $1,500 per meeting for each audit committee meeting attended in excess of 24 meetings each fiscal year, and each non-employee director serving on our compensation committee or nominating and governance committee is entitled to receive $1,500 per meeting for each compensation committee or nominating and governance committee, as applicable, meeting attended in excess of 12 meetings each fiscal year.

Non-employee directors are also entitled to receive an initial stock option award to purchase 35,000 shares of our Common Stock upon such director becoming a member of our board of directors. Each initial option will be exercisable for the shares in 48 equal monthly installments. Each year thereafter, each non-employee director will receive an annual stock option award to purchase 11,250 shares of our Common Stock on the date of our annual stockholders meeting, which option awards will be exercisable in 12 equal monthly installments. All such options will be granted at the fair market value on the date of the award.

In addition, each chair of our audit committee, our compensation committee and our nominating and governance committee is entitled to receive an initial stock option award to purchase 16,000 shares of our Common Stock upon such director becoming a chair of one of our committees, and an annual stock option award to purchase 4,000 shares of our Common Stock on the date of our annual stockholders meeting. Each such initial stock option award and each annual stock option award will be exercisable in 12 equal monthly installments. All such options will be granted at the fair market value of our Common Stock on the date of the award.

Also starting in fiscal 2010, our Non-Executive Chairman is entitled to receive an annual retainer of $10,000, and an initial stock option award to purchase 10,000 shares of our Common Stock upon being appointed to such position. Such initial stock option award will be exercisable in 48 equal monthly installments.

The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for fiscal 2009. The table excludes Mr. Scott and Mr. Price, who are Named Executive Officers (as defined below on page 31) and did not receive any compensation from us in their roles as directors in fiscal 2009.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2) (3)	Total ($)
Kevin Fong	20,000	41,732	61,732
Mark Jung	20,000	48,531	68,531
Christopher Paisley	30,000	42,716	72,716
Michael Sheridan	20,000	47,996	67,996
Mark Siegel	15,000	28,684	43,684
James Wei	20,000	28,684	48,684

(1)	Amounts represent the aggregate expense recognized for financial statement reporting purposes in fiscal 2009, calculated in accordance with SFAS No. 123(R) without regard to estimated forfeitures. The total fair value of each award is calculated as of the grant date and expensed in the financial statements over the service period of the award. The amounts shown include ratable amounts expensed for option awards that were granted in fiscal year 2007, 2008 and 2009. See Note 10 of Notes to Consolidated Financial Statements for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.
(2)	In fiscal 2009, our non-employee directors received the following options to purchase shares of our Common Stock:

Name	Grant Date	Number of Shares	Exercise Price per Share ($)	Grant Date Fair Value ($)
Kevin Fong	9/10/2008	15,250	9.98	66,188
Mark Jung	9/10/2008	15,250	9.98	66,188
Christopher Paisley	9/10/2008	15,250	9.98	66,188
Michael Sheridan	9/10/2008	11,250	9.98	48,827
Mark Siegel	9/10/2008	11,250	9.98	48,827
James Wei	9/10/2008	11,250	9.98	48,827

(3)	As of March 31, 2009, the aggregate number of shares underlying options outstanding for each of our non-employee directors was as follows:

Name	Aggregate Number of Shares
Kevin Fong	66,250
Mark Jung	66,250
Christopher Paisley	79,000
Michael Sheridan	46,250
Mark Siegel	46,250
James Wei	46,250

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

In July 2009, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that Messrs. Fong, Jung, Paisley, Sheridan, Siegel and Wei, representing a majority of our directors, are “independent directors” as defined under the rules of the New York Stock Exchange (the “NYSE”).

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors met six times during fiscal 2009. Each member of the board of directors attended 75% or more of the meetings of the board of directors and of the committees held during the period for which he was a director or committee member.

COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has three committees: an audit committee, a compensation committee and a nominating and governance committee. The following table provides membership and meeting information for fiscal 2009 for each of the committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Kevin Fong		X*	X
Mark Jung**	X		X*
Christopher Paisley	X*		X
Michael Sheridan	X
Mark Siegel		X
James Wei**		X
Total meetings in fiscal 2009	7	9	3

*	Committee chairperson
**	Mr. Wei served as a member of the audit committee during all of fiscal 2009. On May 1, 2009, Mr. Wei resigned from the audit committee and Mr. Jung was appointed as a member of the audit committee.

Audit Committee

The audit committee of the board of directors was established in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. The audit committee held seven meetings in fiscal 2009. Our board of directors has determined that each of the members of our audit committee satisfies the requirements for audit committee independence and financial literacy under the current rules and regulations of the SEC and the NYSE. The board of directors has also determined that Messrs. Paisley and Sheridan are each an “audit committee financial expert” as defined in

SEC rules and satisfies the financial sophistication requirements of the NYSE. This designation does not impose on each of Messrs. Paisley or Sheridan any duties, obligations or liabilities that are greater than is generally imposed on him as a member of our audit committee and our board of directors. The audit committee will be responsible for, among other things:

•	overseeing the accounting and financial reporting processes and audits of our financial statements;

•	selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•

assisting the board of directors in monitoring the integrity of our financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm;

•

providing to the board of directors information and materials to make the board of directors aware of significant financial and audit-related matters that require the attention of the board of directors; and

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and annual and quarterly reports on Form 10-K and 10-Q.

The audit committee acts under a written charter adopted and approved by our board of directors. A copy of the charter of our audit committee is available on our website located at www.3PAR.com. It may be found on the website as follows:

1.	From our main web page, click on “Investors.”

2.	Then click on “Corporate Governance.”

3.	Then click on “Committee Composition.”

4.	Then click on “Audit Committee.”

The Audit Committee Report is included in this proxy statement on page 42.

Compensation Committee

The compensation committee held nine meetings in fiscal 2009. Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the current rules of the NYSE, the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act and the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. The compensation committee will be responsible for, among other things:

•	overseeing our compensation policies, plans and benefit programs and making recommendations to the board of directors with respect to improvements or changes to the plans and adoption of other plans;

•

reviewing and approving with respect to our chief executive officer and other executive officers: annual base salaries, annual incentive bonuses, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change of control agreements/provisions, signing bonuses or payments of relocation costs and any other benefits, compensation or arrangements;

•	evaluating and approving the corporate goals and objectives relevant to the compensation of our chief executive officer; and

•	administering our equity compensation plans.

The compensation committee acts under a written charter adopted and approved by our board of directors. A copy of the charter of our compensation committee is available on our website located at www.3PAR.com. It may be found on the website as follows:

1.	From our main web page, click on “Investors.”

2.	Then click on “Corporate Governance.”

3.	Then click on “Committee Composition.”

4.	Then click on “Compensation Committee.”

The Compensation Committee Report is included in this proxy statement on page 30.

Compensation Committee Interlocks and Insider Participation

The current members of our compensation committee are Messrs. Fong, Siegel and Wei. None of the current members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Nominating and Governance Committee

The nominating and governance committee held three meetings in fiscal 2009. Our board of directors has determined that each member of our nominating and governance committee meets the requirements for independence under the current rules of the NYSE. The nominating and governance committee is responsible for, among other things:

•	assisting our board of directors in identifying prospective director nominees and recommending to our board of directors the director nominees for each annual meeting of stockholders;

•	evaluating the performance of current members of our board of directors;

•	ensuring that our board of directors is properly constituted to meet its fiduciary obligations to us and our stockholders and that we follow appropriate governance standards;

•	developing principles of corporate governance and recommending them to our board of directors;

•	overseeing compliance by our board of directors and its committees with applicable laws and regulations, including those promulgated by the rules of the SEC and the NYSE;

•	reviewing and recommending compensation programs for outside directors;

•	recommending to our board of directors persons to be members of each board committee; and

•	overseeing the evaluation of our board of directors and management.

The nominating and governance committee acts under a written charter adopted and approved by our board of directors. A copy of the charter of our nominating and governance committee is available on our website located at www.3PAR.com. It may be found on the website as follows:

1.	From our main web page, click on “Investors.”

2.	Then click on “Corporate Governance.”

3.	Then click on “Committee Composition.”

4.	Then click on “Nominating and Governance Committee.”

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate directly with our independent directors by sending an email to our General Counsel at compliance@3PAR.com, or mailing a message to 3PAR Inc., 4209 Technology Drive, Fremont, California 94538, Attn: General Counsel. Our General Counsel will monitor these communications and will provide summaries of all received messages to the board of directors at its regularly scheduled meetings. Where the nature of a communication warrants, our General Counsel may decide to obtain the more immediate attention of the appropriate committee of the board of directors or an independent director, or our management or independent advisors, as our General Counsel considers appropriate. After reviewing stockholder messages, our General Counsel will determine whether any response is necessary.

POLICY FOR DIRECTOR RECOMMENDATIONS AND NOMINATIONS

The nominating and governance committee considers candidates for board membership suggested by our board members, management and stockholders. The nominating and governance committee may also retain third-party executive search firms to identify independent director candidates from time to time. It is the policy of the nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding at least 100,000 shares of our Common Stock continuously for at least 12 months prior to the date of the submission of the recommendation. The nominating and governance committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by the board of directors, individual board members or management.

Stockholders desiring to recommend a candidate for election to the board of directors should send their recommendation in writing to the attention of the General Counsel at our offices located at 4209 Technology Drive, Fremont, California 94538. This written recommendation must include the information and materials required by our bylaws as well as the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and 3PAR and evidence of the required ownership of our Common Stock by the recommending stockholder. A copy of the relevant bylaw provision is available upon written request to our Vice President of Legal and General Counsel at the address provided above.

In accordance with the advance notice provisions in our bylaws, director nominations to be considered at the 2010 Annual Meeting must be received not less than 90 days, and not more than 120 days, or, if Proposal 3 – Amendment and Restatement of Bylaws is approved at the 2009 Annual Meeting, not less than 60 days, and not more than 90 days, prior to the date the proxy statement is first mailed to our stockholders in connection with the Annual Meeting. This means that for purposes of our 2010 Annual Meeting, such nominations must be received no sooner than April 15, 2010, and no later than May 15, 2010 under our current bylaws, or if Proposal 3 is approved at the 2009 Annual Meeting, no sooner than May 15, 2010, and no later than June 14, 2010.

Where the nominating and governance committee has either identified a prospective nominee or determines that an additional or replacement director is required, the nominating and governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the corporate governance and nominating committee considers a number of factors, including the following:

•	the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors;

•

such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like; and

•	such other factors as the committee may consider appropriate.

The nominating and governance committee has also specified the following minimum qualifications to be satisfied by any nominee for a position on the board of directors:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing members of the board of directors;

•	the ability to assist and support management and make significant contributions to our success; and

•

an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

After completing the evaluation and review, the nominating and governance committee makes a recommendation to the full board as to the persons who should be nominated to the board of directors, and the board of directors determines and approves the nominees after considering the recommendation and report of the nominating and governance committee.

ATTENDANCE BY BOARD MEMBERS AT THE ANNUAL MEETING

Our policy with respect to director attendance at the Annual Meeting is to encourage but not require director attendance at the Annual Meeting. Two of our directors attended the 2008 Annual Meeting.

CODE OF ETHICS

The board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our senior executive and financial officers. This code is intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. The Code of Business Conduct and Ethics is available on our corporate website located at www.3PAR.com.

The Code of Business Conduct and Ethics may be found on the website as follows:

1.	From our main web page, click on “Investors.”

2.	Then click on “Corporate Governance.”

3.	Then click on “Code of Conduct.”

We intend to post amendments to or waivers from the Code of Business Conduct and Ethics on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending March 31, 2010, and recommends that the stockholders vote for ratification of such appointment. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or any other applicable legal requirement. However, the audit committee is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since our inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses to do so. The representative is also expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services, audit-related services, tax services and all other services rendered to us by PricewaterhouseCoopers LLP for the fiscal years ended March 31, 2008 and 2009. All of the services described in the following table were approved in conformity with the audit committee’s pre-approval process.

	Fiscal 2008	Fiscal 2009
Audit Fees (1)	$824,000	$1,437,500
Audit-Related Fees (2)	—	—
Tax Fees (3)	159,271	76,320
All Other Fees (4)	2,400	2,400

Total	$985,671	$1,516,220

(1)	Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Also includes fees for services associated with SEC registration statements, including registration statements related to our initial public offering in November 2007, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents), and assistance in responding to SEC comment letters.
(2)	Consists of fees billed for accounting consulting and assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	Consists of fees billed for tax compliance, consultation and planning services.
(4)	Consists of fees billed for products provided by PricewaterhouseCoopers LLP.

In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010, the audit committee has considered whether services other than audit and audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP. The audit committee has determined that the provision of non-audit services by PricewaterhouseCoopers, LLP is compatible with maintaining the firm’s independence as our independent registered public accounting firm.

Pre-Approval of Audit and Non-Audit Services

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF 3PAR’S BYLAWS

At the Annual Meeting, our stockholders will be asked to approve the amendment and restatement of certain sections of our bylaws (the “Bylaws”) in order to revise the procedures relating to advance notice of stockholders’ director nominations and proposals, clarify who may propose business for special meetings, and conform certain matters related to director resignations and vacancies on our board of directors with applicable provisions of Delaware law (the “Bylaw Amendments”). On July 27, 2009, our board of directors adopted the Bylaw Amendments, subject to stockholder approval.

Reason for and Effect of Bylaw Amendments

Our nominating and governance committee recently reviewed our Bylaws to ensure that the provisions of our Bylaws include up-to-date and clearly stated processes and procedures for corporate governance matters and to determine whether any changes were necessary in light of recent developments in Delaware law. Following its review, our nominating and governance committee recommended that our board of directors approve certain changes to the Bylaws. The text of the proposed Bylaw Amendments as approved by our board of directors, marked with deletions indicated by strike-outs and additions indicated by underlining, is attached to this proxy statement as Appendix A.

The following is a summary of the material changes that will be effected by the Bylaw Amendments if adopted and our board of directors’ reasoning for approving such changes. The following description is qualified in its entirety by reference to the actual text as set forth in Appendix A.

Clarification of Advance Notice Requirements

Sections 2.14, 2.15, 2.16 and 2.17 of the Bylaw Amendments clarify the advance notice requirements for business that may be conducted at a stockholders’ meeting to require that a stockholder may only nominate directors or present proposals before a meeting if such nomination or proposal was made in compliance with the advance notice procedures of the Bylaws. Our board of directors believes that detailed and clearly stated advance notice requirements are beneficial to both our stockholders and to our board of directors in planning for and administering meetings of our stockholders. In addition, they help our stockholders to better understand the process that must be followed in order to comply with the applicable provisions of our Bylaws when submitting proposals for a stockholder meeting, and they enable the board of directors to better plan for such meetings and inform stockholders, if necessary or desirable, prior to the meeting of the business to be conducted. We believe increased clarity and specificity of these procedures will help to set the stockholders’ expectations for such meetings and better prepare the stockholders for such meetings.

Stockholders should be aware that the advance notice provisions of the Bylaw Amendments will require any stockholder who desires to bring business before a meeting or nominate a director to provide additional, more detailed information than is required in our current Bylaws and will preclude the conduct of business at a particular meeting if the advance notice procedures are not followed correctly. As a result, a stockholder nomination or proposal that is not made in compliance with the Bylaw Amendments could be delayed to a subsequent meeting.

In order to ensure that the advance notice requirements in our Bylaws are clear and sufficiently detailed to result in the desired benefits of such requirements, our board of directors approved a number of revisions to the advance notice requirements including the following: (i) the extension of deadlines to permit stockholders additional time to submit stockholder proposals of business or to nominate director candidates, (ii) a specific description of what information will be requested from stockholders and their proposed nominees for the board of directors and how the appropriate information to be requested will be determined, (iii) the establishment of a process whereby stockholders will be timely notified whether or not they have complied with the provisions of applicable law and our Bylaws in submitting proposals for business or nominations, which notice will specifically identify any provisions that have not been satisfied, and (iv) the requirement to disclose a stockholders’ material interests in proposed business or nominations and such stockholders’ derivative positions or hedging transactions with respect to our securities.

Extension of Deadlines to Permit Stockholders Additional Time to Submit Proposals

The Bylaw Amendments provide stockholders additional time to submit proposals or nominations by extending some of the deadlines for submitting a proposal of business or nomination. These deadline extensions will allow our stockholders to have a greater amount of time to consider appropriate business proposals or nominations that they desire to bring before a meeting and to comply with the applicable provisions of our Bylaws in submitting such proposals. More specifically, the Bylaw Amendments will, among other things:

•

change the deadline for stockholder proposals for annual meetings to a range of sixty (60) to ninety (90) days (as opposed to the current shorter deadline of ninety (90) to one hundred twenty (120) days)

prior to the mailing date of the previous year’s proxy materials (or notice of availability of proxy materials, whichever is earlier), as set forth in Section 2.14 of the Bylaw Amendments;

•

change the deadline for stockholder proposals for annual meetings when no annual meeting was held in the previous year or when the date of the annual meeting is advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the previous year’s annual meeting to a range of (i) the later of ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which a public announcement of the date of such annual meeting is first made to (ii) one hundred twenty (120) days prior to the date of such annual meeting (as opposed to the current potentially shorter deadline of the tenth (10th) day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first), as set forth in Section 2.14 of the Bylaw Amendments; and

•

change the deadline for stockholder nominations of directors for special meetings to the later of (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which a public announcement of the date of such special meeting is first made (as opposed to the current potentially shorter deadline of the tenth (10th) day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first), as set forth in Section 2.14 of the Bylaw Amendments.

Specific Description of Information that will be Requested from Potential Director Nominees and How the Appropriate Information to be Requested will be Determined

Under our Bylaws, when a stockholder submits a proposal of business or a nomination for election to our board of directors, such stockholder is required to provide certain information about such stockholder, the proposed business, and the background and experience of the nominee in order to determine, among other things, such stockholder’s material interest in such proposed business and whether such nominee is qualified to serve as a member of our board of directors. Section 2.15 of the Bylaw Amendments clarify that in addition to this information, we may also request additional information from the proposed director nominee for the purpose of determining their “independence” within the applicable meaning of the rules and regulations of the SEC, any national securities exchange upon which the corporation’s securities are listed, and any other applicable laws or regulations, including applicable tax laws or regulations.

Our board of directors believes that it is important to clarify with specificity the type of additional information that will be requested and the purpose for such requested information so that our stockholders and their potential nominees may be better prepared to provide the appropriate information. In addition, under Section 2.15 of the proposed Bylaw Amendments, we are required to consult with outside legal counsel when deciding what information is necessary to make this determination of “independence.” Our board of directors believes that the requirement to consult with outside legal counsel in determining what information is necessary to determine a potential nominee’s “independence” is important because it helps to provide our stockholders and their proposed nominees with comfort that the determination of what information is required will not be made at our sole discretion. Instead, such decisions will be made with the assistance of a legal expert. It is important for us to determine whether or not a potential nominee is “independent” because it can be relevant to determining whether we satisfy continued listing requirements on the New York Stock Exchange, and it affects our ability to form committees of our board of directors that comply with the requirements of the SEC and the New York Stock Exchange. For example, the listing requirements of the New York Stock Exchange require that a majority of our board of directors consist of “independent” directors and that our compensation decisions be made by at least two “independent” directors. In addition, our audit committee must be comprised of at least three independent directors who satisfy both the requirements of the SEC and the New York Stock Exchange.

Establishment of Process to Notify Stockholders of Compliance or Non-Compliance with Bylaw Provisions and Applicable Law

Our current Bylaws provide that the chairperson of the meeting, in his or her discretion, may refuse to acknowledge the proposal of any business or nomination not made in compliance with our Bylaws, but do not address when the chairperson must notify the stockholder whether or not such stockholder’s proposal or nomination has complied with the provisions of applicable law and our Bylaws or what information the chairperson must provide when notifying the stockholder of the chairperson’s determination with respect to such proposal or nomination. In order to permit, where feasible, stockholders adequate opportunity to respond to decisions not to allow their proposals of business or nominations to be brought before an annual or special meeting and to ensure that any decision made by the chairperson of the meeting regarding proposals or nominations is made in consultation with our outside legal counsel, our board of directors believes that it is appropriate for our Bylaws to include a process whereby stockholders who submit proposed business or nominations will be timely notified whether or not they have complied with provisions of applicable law and our Bylaws in submitting such proposals or nominations and informed of the specific provisions, if any, that have not been satisfied in connection with such submission.

The process that will be established by Sections 2.14, 2.15 and 2.16 of the Bylaw Amendments, if approved by the stockholders, will require us to inform stockholders who submit proposed business to be brought before an annual meeting in most cases no later than twenty (20) days prior to such annual meeting and to inform stockholders who submit proposed nominations for either an annual or special meeting in most cases no later than ten (10) days prior to such annual or special meeting whether such stockholders’ proposals of business or nominations have complied with provisions of applicable law and our Bylaws, and, if a stockholder has failed to comply with such provisions, the specific provisions that they have failed to satisfy. Under Sections 2.14, 2.15 and 2.16 of the Bylaw Amendments, we will be required to consult with outside legal counsel in making our determination of whether or not the provisions of applicable law and our Bylaws have been satisfied. The deadline for our providing the notice to stockholders who submit nominations is closer to the meeting date than the deadline for our providing the notice to stockholders who submit proposed business in order to accommodate a process established by Sections 2.15 and 2.16 of the Bylaw Amendments for soliciting and receiving information we need to determine a proposed nominee’s “independence” that may take up to twenty (20) days to complete.

In connection with certain special or annual meetings, we may not have a sufficient amount of time to provide such notice twenty (20) or ten (10) days prior to the date of the meeting as a result of public announcement of such meetings being made close to the date of such meetings and applicable advance notice requirements that allow our stockholders to submit nominations up to the date of the meeting. In such cases, Sections 2.14, 2.15 and 2.16 of the Bylaw Amendments provide that we will use reasonable efforts to promptly provide such notice so that our stockholders may always be adequately and, to the extent possible, timely informed of whether they have or have not complied with applicable provisions of applicable law and our Bylaws in submitting such nominations.

In any event, the intention of the process is to ensure that our stockholders who submit proposed business or nominations are specifically informed of whether or not they complied with all applicable provisions of applicable law and our Bylaws in making their submissions in a timely manner. This will help them to clearly understand the reasons for which their submission was rejected and to afford them an adequate period of time to respond to any decision to reject their submission for failure to comply with applicable provisions of applicable law or our Bylaws.

Addition of New Advance Notice Provisions to List of Amendments that Require Stockholder Approval

Section 10.4 of our Bylaws provides that certain provisions, including the advance notice provisions may not be amended without the consent of our stockholders. The Bylaw Amendments would add two new advance notice provisions sections to our Bylaws. Accordingly, these two new sections will be added to the list of provisions in Section 10.4 that require stockholder approval if the Bylaw Amendments are approved by the stockholders.

Disclosure of Material Interests and Derivative Positions or Hedging Transactions

The requirement to disclose derivative positions and other forms of indirect ownership of our securities included in Sections 2.14 and 2.15 of the Bylaw Amendments will enable other stockholders and our board of directors to better understand the potential motivation of a stockholder in submitting a proposal or nomination, which will allow our stockholders to make a more fully informed voting decision and assist our board of directors in making a recommendation or statement of its position. More specifically, Sections 2.14 and 2.15 of the Bylaw Amendments will require that any stockholder nominating a director or proposing business will also disclose the stockholder’s and the stockholder’s affiliates’ material interests in such proposed business and such stockholder’s, the stockholder’s affiliate’s and the stockholder nominees’ derivative positions or hedging transactions with respect to our securities.

Our current Bylaws do not require disclosure of the information described in the paragraph above. Therefore, approval of the Bylaw Amendments by our stockholders will result in a greater disclosure burden on any stockholder nominating a director or proposing business for a meeting.

Clarification of Special Meeting Business

Our current Bylaws provide that special meetings of the stockholders may only be called by our board of directors, Non-Executive Chairperson, chief executive officer or president and that only business that is included in the notice for such meeting will be conducted at such meeting. In other words, under our current Bylaws, stockholders are not allowed to bring business before a special meeting. Section 2.3 of the Bylaw Amendments adds new language to simply clarify that only our board of directors, Non-Executive Chairperson, chief executive officer or president may bring business before a special meeting.

Because our stockholders do not currently have the right to bring business before a special meeting under our Bylaws, the proposed change to Section 2.3 in the Bylaw Amendments will not have any effect on any existing right of our stockholders.

Conform Director Resignations and Vacancies Provision with Delaware Law

Finally, in connection with the review of our Bylaws, it was discovered that there were certain changes that could be made to conform “Section 3.4—Resignations and Vacancies” of our Bylaws with the applicable provisions of the Delaware General Corporation Law. As a result, Section 3.4 of the Bylaw Amendments will add additional language to our Bylaws that is identical to certain provisions of Sections 141 and 223 of the Delaware General Corporation Law. The new language will (i) clarify when a resignation becomes effective, (ii) provide that one of our stockholders may call a special meeting if at any time we do not have any directors in office, and (iii) provide that if at the time of filling any vacancy or a newly created directorship the directors then in office constitute less than a majority of the whole board of directors the Delaware Court of Chancery may order an election to be held upon application of certain stockholders.

Because the proposed changes to Section 3.4 of our Bylaws are codified in the Delaware General Corporation Law, we and our stockholders are currently governed by the provisions set forth in such proposed changes under Delaware law and the addition of such proposed changes to our Bylaws will have no effect on us or our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S BYLAWS.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The principal objectives of our compensation and benefits programs for executive officers are to attract and retain senior executive management, to motivate their performance toward clearly defined corporate goals, and to align their long term interests with those of our stockholders. Our compensation committee believes that maintaining and improving the quality and skills of our management and appropriately incentivizing their performance are critical factors that will affect the long-term value realized by our stockholders.

At the beginning of each fiscal year, our compensation committee establishes corporate goals and objectives for our senior management to address within the fiscal year. Through our annual goal-setting process, individual objectives are aligned with our corporate objectives. We also evaluate and reward our executive officers based on their willingness to take a leadership position in improving the operation of our business and their ability to identify and exploit opportunities to grow our business.

Until our initial public offering in late 2007, our compensation programs for our executive officers reflected the fact that we were a start up company. In an effort to preserve cash resources, our historical compensation programs focused heavily on long-term equity incentives relative to cash compensation. With a relatively larger equity weighting, this approach sought to place a substantial portion of executive compensation at risk by rewarding our executive officers, in a manner comparable to our stockholders, for achieving our business and financial objectives. Beginning in fiscal 2007, as our business had grown beyond the development stage and we were increasingly focused on growing our revenues and improving our operating results and financial condition, we implemented our first cash bonus plan to reward achievement of annual financial objectives. Since becoming a public company, we have designed and implemented compensation programs that combine both long term equity elements and shorter term cash elements.

Other than the cash bonus plans implemented beginning in fiscal 2007, our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-cash compensation. The compensation committee’s philosophy is that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of equity or cash compensation. In that regard, we expect to continue to use options or other equity incentive awards as a significant component of compensation because we believe that they best align individual compensation with the creation of stockholder value, and we expect any payments under cash incentive plans to be tied to annual financial performance targets.

Role of Our Compensation Committee

Our compensation committee is comprised of three non-employee members of our board of directors, Messrs. Fong, Wei and Siegel, each of whom is an independent director under the rules of the NYSE, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our chief executive officer supports the compensation committee’s work by providing information relating to our financial plans, performance assessments of our officers and other personnel-related data. In particular, our chief executive officer, as the person to whom our other officers directly report, is responsible for evaluating individual officers’ contributions to corporate objectives as well as their performance relative to individual objectives. At the beginning of each fiscal year, our chief executive officer makes recommendations to the compensation committee with respect to merit salary increases, cash bonuses and stock option grants or other equity incentives. Our compensation committee meets regularly to evaluate, discuss, modify or approve these recommendations. Without the participation of the chief executive officer, as part of the annual review process our compensation committee conducts a similar evaluation of the chief executive officer’s contribution and individual performance and makes determinations after the beginning of each fiscal year with respect to merit salary increases, bonus payments, stock option grants, or other forms of compensation for our chief executive officer.

Our compensation committee has the authority under its charter to engage the services of outside advisors, experts and others for assistance. The compensation committee retained Compensia, Inc. (“Compensia”), an independent executive compensation consulting firm, to assist it in structuring and implementing our executive compensation policies for fiscal 2008. In fiscal 2009, Compensia completed a competitive assessment of the compensation for our executive officers based on companies with annual revenues between $50 million and $200 million included in a list of peer group public companies compiled by Compensia and in the April 2008 Radford High Technology Executive Compensation Survey by Aon Consulting, and made recommendations to the compensation committee regarding our overall compensation strategy for our executive officers.

In addition, as discussed below in the section titled, “Competitive Market Review for Fiscal 2010,” in May 2009, the Compensation Committee again engaged Compensia to perform a competitive assessment of the compensation of our executive officers based on an updated list of peer group public companies with annual revenues between $50 million and $500 million and the January 2009 Radford High Technology Executive Compensation Survey by Aon Consulting. The results of that assessment are described in the section below titled “Competitive Market Review for fiscal 2010.”

Competitive Market Review for Fiscal 2009

The market for experienced management is highly competitive in the technology industry. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting and retaining management from companies ranging from large and established technology companies to entrepreneurial early-stage companies. We expect competition for appropriate technical, commercial and management skills to remain strong for the foreseeable future.

In July 2008, Compensia completed a competitive assessment of the compensation of our executive officers. This assessment included the identification of a public company peer comparison group for purposes of evaluating our compensation policies against current market trends, an assessment of our executive officers’ current compensation as compared to executive officers’ compensation at such peer group companies and other companies identified in the April 2008 Radford High Technology Executive Compensation Survey, a profile of our executive officers’ equity holdings and potential retention risks, and recommendations for annual equity award levels and equity allocations. The companies included in the identified public company peer compensation group were as follows:

• Acme Packet	• Maxwell Technologies
• Adaptec	• Netezza
• Aruba Networks	• Netscout Systems
• Compellent Technologies	• Numerex
• Data Domain	• Opnet Technologies
• Datalink	• Packeteer
• Dot Hill Systems	• Sonicwall
• Ecehelon	• STEC
• Isilon Systems	• Sycamore Networks
• Lantronix	• Veza Networks

Compensia gathered and evaluated our compensation levels relative to compensation data from public filings of the peer companies listed above. In addition, Compensia compared our compensation practices to compensation data from the April 2008 Radford High Technology Executive Compensation Survey by Aon Consulting. The Compensia and Radford surveys used for fiscal 2009 compensation determinations each provided summary compensation data for companies with annual revenues between $50 million and $200 million.

Compensia’s review concluded that the overall average of base salaries for our Named Executive Officers, consisting of those executive officers identified in the Summary Compensation Table below, fell approximately within the 50th percentile for similar positions and the overall average of our Named Executive Officers’ total targeted cash compensation was between the 50th and 75th percentile for similar positions. With respect to equity based incentives, Compensia noted that the unvested equity holdings of most of our Named Executive Officers would significantly decline beginning in fiscal 2009. As a result and as discussed below, the compensation committee considered and approved additional equity incentive grants to executive officers to provide a further retention incentive.

In making its executive compensation determinations for fiscal 2009, our compensation committee relied principally on the identified public company peer group and the April 2008 Radford High Technology Executive Compensation Survey by Aon Consulting (together, the “2009 Compensation Survey Data”) to compare our compensation levels to the markets in which we compete for executives. Our compensation committee did not benchmark against any individual companies, however, but relied instead on the ranges provided in the 2009 Compensation Survey Data.

In evaluating the 2009 Compensation Survey Data, our compensation committee compared our compensation practices and levels for each compensation component, including base salary, target annual cash incentive opportunity and equity compensation. The competitive comparisons made in this process were then used to determine appropriate levels of compensation based on market benchmarks for various functional titles.

Principal Components of Executive Compensation

Our executive compensation program consists of five components:

•	base salary;

•	annual cash bonuses;

•	equity-based incentives;

•	benefits; and

•	severance/termination protection.

Currently, all of our cash compensation plans provide short-term incentives that are paid out within one year. We do not have any deferred compensation cash plans. Our equity-based incentives are long-term incentives that are based on the parameters described below under “Equity Based Incentives.” We believe that a program containing each of these components, combining both short and long-term incentives, is necessary to achieve our compensation objectives and that collectively these components have been effective in properly incentivizing our Named Executive Officers and helping to achieve our corporate goals.

Annual Review Process

Our compensation committee reviews data and makes executive compensation decisions on an annual basis, typically during the first quarter of the new fiscal year. In connection with that process, executive officers are responsible for establishing and submitting for review to the chief executive officer (and in the case of the chief executive officer, directly to the compensation committee) their departmental goals and financial objectives for the then current fiscal year. The chief executive officer then compiles the information submitted and provides it, along with information relating to his own personal goals and objectives, to the compensation committee for review. The compensation committee reviews, considers, and may amend the terms and conditions proposed by management. Our chief executive officer participates in the review and consideration of compensation for all executive officers other than himself.

As part of the annual review process, the compensation committee makes determinations of changes in annual base compensation based on numerous factors, including our operating budgets, a review of survey data relating to base compensation for the position at comparable companies, and individual performance over the prior fiscal year. In May 2008, in connection with the fiscal 2009 annual review process, our compensation committee established the performance objectives for fiscal 2009 under our Employee and Executive Incentive Compensation Plan. As described below, achievement of these performance objectives resulted in the payment of cash bonuses to our executive officers and employees under the Employee and Executive Incentive

Compensation Plan. During the annual review process, the compensation committee also considered each executive’s equity incentive position, including the extent to which he or she was vested or unvested, the executive’s aggregate equity incentive position relative to benchmarks established in the 2009 Compensation Survey Data and the retention value of the executive’s aggregate equity incentive position based on the average price of our Common Stock over a certain period and the Black-Scholes value of such equity incentives. In addition, the committee also considered individual officers’ equity positions relative to each other and the equity incentive we would expect to offer a newly hired officer in the same position based on current market terms. Historically, our practice has been to provide refresher equity incentive grants, typically in the form of stock options, as an individual officer becomes substantially vested in his or her current equity position. An officer will generally be deemed “substantially vested” as he or she approaches his fourth year of service following the vesting commencement date of the applicable equity award. Our equity incentives have historically vested over four years.

From time to time, the compensation committee may make off-cycle adjustments in executive compensation as it determines appropriate.

Weighting of Compensation Components

The determination of the board of directors or compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on their view of relative importance of each component in meeting our overall objectives and factors relevant to the individual executive. Our committee has not established any specific weightings for the various elements of executive compensation. In connection with its review of survey compensation data provided by Compensia for each executive officer, the compensation committee compares our levels of compensation for each element – base salary, cash incentives, and equity incentives – to peer group levels, and it also compares aggregate total compensation.

Base Salary

Base salary for our chief executive officer and other officers reflects the scope of their respective responsibilities and seniority as well as competitive market factors. Salary adjustments are determined by the compensation committee and are typically based on a comparison of our executive officers’ base salaries to those of executive officers in similar positions at our peer public companies, competitive conditions, our overall financial results, our budget requirements, and individual performance.

Our compensation committee believes that competition for experienced executive management in the technology industry has been and will for the foreseeable future continue to be intense. We believe that historic base salaries for our executive officers have been generally within the ranges identified in the compensation survey data that the compensation committee reviews in connection with its annual assessment of our executive officers’ compensation.

Our chief executive officer’s base salary during fiscal 2009 was increased to $358,750 from $350,000 for fiscal 2008. Our compensation committee based this increase principally on our chief executive officer’s job performance, a comparison of our chief executive officer’s base salary to the 2009 Compensation Survey Data, and our improved financial performance as compared to prior fiscal years.

Our chief financial officer’s base salary during fiscal 2009 was increased to $220,000 from $210,000 for fiscal 2008. Our compensation committee based this increase principally on Mr. Lares’ job performance, comparison of his base salary to the 2009 Compensation Survey Data, and increasing job responsibilities as we continued the process of implementing new policies and procedures in order to comply with new regulatory and disclosure obligations that we became subject to as a public company.

The base salaries for the other Named Executive Officers for fiscal 2009 were as follows: James Dawson, former vice president of worldwide sales, $225,000; Jeffrey Price, vice president of engineering, co-founder and director, $254,400; and Ashok Singhal, chief technical officer and co-founder, $220,000. Mr. Dawson’s salary represented an increase from his $200,000 salary in fiscal 2008; however, the salaries for Messrs. Price and Singhal were the same as their salaries for fiscal 2008. Our compensation committee determined that increasing Mr. Dawson’s salary and maintaining the same salaries for Messrs. Price and Singhal was appropriate based on a comparison of each base salary to the 2009 Compensation Survey Data reviewed by the committee.

Cash Bonuses

Annual cash incentive bonuses for our employees, including our executive officers, are designed principally to reward performance that furthers key corporate goals and to date have focused exclusively on the achievement of annual financial goals. As discussed below, in fiscal 2009, our executive officers were eligible to receive a cash bonus if we achieved specific target levels relating to total revenues and operating income/loss. We believe that the performance objectives used to provide annual cash incentives will change from year-to-year as our business evolves and our priorities change. In order to create appropriate performance incentives, the compensation committee generally sets performance goals that moderately exceed the operating plan approved by our board of directors, but the committee maintains discretion to increase or decrease variable compensation if it determines appropriate.

In May 2008, our compensation committee approved the performance objectives for fiscal 2009 under our Employee and Executive Incentive Compensation Plan. The compensation committee set these targets at levels moderately in excess of the operating plan for fiscal 2009 approved by our board of directors as an incentive for superior performance. In establishing the targets, the compensation committee considered management’s historic performance relative to prior operating plans as well as the committee’s view of the prospects for our business in fiscal 2009.

Under the fiscal 2009 plan, eligible employees, generally consisting of non-commissioned employees, were eligible to receive a target cash bonus equal to a percentage of their applicable base salary, as follows: non-director employees, 10%; director employees, 15%; executive officers other than the chief executive officer, 40%; and our chief executive officer, 100%. Our chief executive officer’s target award of 100% of his base salary is also reflected in his employment agreement. The compensation committee determined the applicable target percentage bonus levels for fiscal 2009 based principally on the impact of bonus payments on our operating results and based on these factors concluded that cash bonus targets equal to 10%, 15%, 40% and 100%, as applicable, of our employees’ base salaries were appropriate and within our operating budget for fiscal 2009.

The compensation committee maintains discretion to provide for cash incentive awards under the Employee and Executive Incentive Compensation Plan in excess of the target base salary percentages if we exceed the established financial performance targets. We do not currently have any policy regarding the adjustment or recovery of awards or payments if the relevant performance measures are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Awards will be reduced if we do not achieve the targets under the plan. The compensation committee may also approve payments of bonuses outside the Employee and Executive Incentive Compensation Plan, regardless of whether performance targets have been achieved.

The objectives that we established for management under the cash incentive plans for fiscal 2009 were the same as those applicable for non-executive employees. We believe rewarding our executive management and non-executive employees based on achievement of the same financial and corporate objectives contributes to a culture of collaborative, team-oriented management.

Under the fiscal 2009 plan, our Named Executive Officers received the following cash bonuses for fiscal 2009: David Scott, $358,212; Adriel Lares, $87,754; Jeffrey Price, $101,760; and Ashok Singhal, $88,006. The cash bonuses represent a payment of 100% of the targeted amounts under the fiscal 2009 plan, based on us achieving 100% of our performance targets for fiscal 2009.

James Dawson, our former vice president of worldwide sales, did not participate in the fiscal 2009 plan. Mr. Dawson received sales commissions in a manner similar to the commission-based compensation program for our sales group, which he headed. We paid Mr. Dawson commissions of approximately $212,605 during fiscal 2009 based on fiscal 2008 and 2009 transactions. The timing of our commission payments to Mr. Dawson tended to lag the time when the underlying customer transactions were entered, and we paid commissions in fiscal 2010 arising from customer transactions entered in fiscal 2009.

In fiscal 2009, Mr. Dawson became entitled to approximately $216,524 in commissions based on fiscal 2009 transactions, which were paid in part during fiscal 2009 and the remainder during fiscal 2010.

Equity Based Incentives

We grant equity based incentives to employees, including our executive officers, in order to create a corporate culture that aligns employee interests with stockholder interests. We have not adopted any specific stock ownership guidelines, and other than the issuance of shares to our founders when we were established, our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company, whether in the form of shares or options.

Prior to our initial public offering in November 2007 (the “IPO”), we granted options and other equity incentives to our officers under either the 1999 Stock Option Plan or the 2000 Management Stock Option Plan. In connection with the IPO, our board of directors adopted the 2007 Plan, which was implemented following the IPO. The 2007 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards. Historically, our equity incentive plans were administered by our board of directors. Since the IPO, all equity incentive plans and awards are administered by our compensation committee under the delegated authority established in the compensation committee charter. In addition, the compensation committee has delegated authority to grant stock options to newly hired employees, other than our executive officers, to our new employee option administrator.

The size and terms of any initial option grants to new employees, including executive officers, are based largely on competitive conditions applicable to the specific position. In making its determination of the size of option grants for our current officers, the compensation committee relies in part on compensation survey data that includes information on equity incentives for specific positions at similarly situated companies.

In addition, our practice has been to make additional annual option grants to employees, including executive officers, when the individual has become substantially vested and the board of directors or compensation committee believed additional unvested equity incentives are appropriate as a retention incentive. We expect to continue this practice in the future in connection with the compensation committee’s annual performance review at the beginning of each fiscal year. In making its determination concerning additional option grants, the compensation committee will also consider, among other factors, individual performance and the size and terms of the individual’s outstanding equity grants in the then-current competitive environment. Moreover, when evaluating equity incentive compensation, the committee considers Compensia survey data, which provides valuation data using the Black-Scholes Option Pricing Model and similar valuation metrics to permit a comparison of the value of our equity incentive awards to our peer group.

To date, our equity incentives have been granted principally with time-based vesting. Most new hire option grants, including for executive officers, vest over a four-year period with 25% vesting on each annual anniversary of the employee’s date of hire. We expect that additional annual option grants to continuing employees will typically vest over a four-year period with 25% vesting on each annual anniversary of the date of grant. Although our practice in recent years has been to provide equity incentives principally in the form of stock option grants that vest over time, in 2008, our compensation committee approved the grant of restricted stock units to our executive officers as identified below. Each of these restricted stock units will vest on July 1, 2012, assuming the executive officer continues to provide services to us. The committee believes that the extended vesting term of these grants, together with the fact that they will have some intrinsic value regardless of the trading value of our common stock, makes these grants an effective retention tool, particularly as compared to option grants which have value only if the then-current trading price of the common stock exceeds the option exercise price. The committee also noted the reduced dilutive effect of restricted stock grants relative to options.

During fiscal 2009, our compensation committee reviewed the aggregate equity position of each of our executive officers as compared to executive officers in similar positions at companies included in our public company peer group, as well as reviewing the retention value of such equity incentives based on our stock price and the Black-Scholes value of such equity incentives. In particular, they compared outstanding equity positions for each executive officer’s respective position with ranges presented in the 2009 Compensation Survey Data to ensure that each executive officer’s equity position fell within the range, without targeting any particular percentage within the range for the executive officers as a group. They also evaluated the extent to which prior equity incentives were then vested. As a result of these reviews, in July 2008, based on Compensia’s review and the recommendations of our chief executive officer, except with respect to his own compensation, our compensation committee approved the following grants to our Named Executive Officers:

Name	RSUs Granted (#)	Options Granted (#) (1)
David C. Scott	30,000	145,000
Adriel G. Lares	20,000	60,000
James L. Dawson	20,000	60,000
Jeffrey A. Price	20,000	50,000
Ashok Singhal	20,000	50,000

(1)	The exercise price of the option grants is $8.96, which is the closing price of our Common Stock as reported by NYSE Arca on August 5, 2008, the first trading day that fell within an open trading window under our insider trading policy following the date that our compensation committee approved the grants.

In addition, in July 2008, our compensation committee approved the categories of business criteria that can be used in setting performance goals for performance-based awards under our 2007 Plan. When setting these performance goals, the compensation committee may use all or a portion of the approved business criteria categories. Our compensation committee has not yet granted any performance-based awards under our 2007 Plan and has not approved a policy with respect to the use of performance-based awards in the compensation practices for our executive officers.

Benefits

We provide the following benefits to our Named Executive Officers, generally on the same basis provided to all of our employees:

•	health, dental and vision insurance;

•	life insurance;

•	employee stock purchase plan;

•	employee assistance plan;

•	medical and dependant care flexible spending account;

•	short-and long-term disability, accidental death and dismemberment; and

•	a 401(k) plan.

We believe these benefits are consistent with companies with which we compete for employees.

Severance and Termination Compensation

In connection with certain terminations of employment, our executive officers may be entitled to receive certain severance payments and benefits pursuant to their respective employment agreements, offer letters and management retention agreements. In setting the terms of and determining whether to approve these arrangements, our compensation committee recognized that executives often face challenges securing new employment following termination, in particular following a change of control of the company, and that distractions created by uncertain job security surrounding potential beneficial transactions may have a detrimental impact on their performance. As a result, the severance benefits identified below are primarily intended to provide these executive officers with post-change of control termination protection of salary and benefits while they seek new employment. We also have agreed to accelerate vesting of certain equity incentives in connection with certain terminations following a change of control, based on our view that these executive officers are not likely to be retained in comparable positions by a large acquiror, and the benefit of these equity incentives would otherwise be forfeited upon a termination of employment, including an involuntary termination by an acquiring company.

Chief Executive Officer

Under the terms of an employment agreement we entered with our chief executive officer, David C. Scott, in July 2007, if within 18 months following a change of control, Mr. Scott is involuntarily terminated (other than for cause, death or disability) or he terminates voluntarily for good reason, we have agreed that Mr. Scott will be entitled to receive the following benefits:

•	a lump sum cash payment equal to 300% of his base salary payable within 30 days of termination;

•

until the earlier of one year from the date of termination or such time as Mr. Scott has become covered under another employer’s plans with comparable coverage, continued health, dental, vision and life insurance benefits at the same levels of coverage and with the same relative ratios of premium payments by us and Mr. Scott as existed prior to the termination; and

•	immediate vesting of all then unvested stock options, restricted stock or other unvested equity incentives held by Mr. Scott.

In addition, Mr. Scott will receive equivalent cash severance and insurance benefits to those described above in the event of a termination of employment resulting from his death or disability, an involuntary termination of his employment by us other than for cause outside the change of control period, or a voluntary termination by Mr. Scott for good reason outside the change of control period. In the event of such a termination, Mr. Scott will also receive one year’s accelerated vesting credit with respect to any unvested stock options, restricted stock or other equity incentives.

Payment of the benefits described above is also subject to Mr. Scott’s executing and not revoking a standard release of any claims against us and his complying with certain non-solicitation obligations in his employment agreement.

The compensation committee and board of directors approved post-termination benefits for Mr. Scott that are greater than or in addition to the benefits provided to our other executives after consulting with Compensia to determine similar benefits provided to other chief executive officers at similarly situated companies and considering factors such as the high likelihood that a chief executive officer will be terminated in connection with a change of control transaction as compared to the other executive officers.

Other Executive Officers

We have also entered management retention agreements with our other executive officers. Under the terms of these agreements, if within 12 months following a change of control, the executive is involuntarily terminated (other than for cause, death, or disability) or the executive voluntarily terminates for good reason, our executive officers will be entitled to receive the following benefits:

•

a lump sum cash payment equal to 50% of the executive’s annual base salary as in effect immediately prior to the date of termination (except in the case of our vice president and general counsel, who is entitled to a lump sum cash payment equal to his annual base salary);

•

until the earlier of one year from the date of termination or such time as the executive has become covered under another employer’s plans with comparable coverage, continued health, dental, vision, long term disability and life insurance benefits at the same levels of coverage and with the same relative ratios of premium payments by us and the executive as existed prior to the termination; and

•

immediate vesting of 50% of the then-unvested portion of any stock options, restricted stock or other unvested equity incentives held by the executive (except in the case of our vice president and general counsel, who is entitled to immediate vesting of 100% of the then-unvested securities held by him).

Payment of the benefits described above under these management retention agreements is also subject to the executive’s executing and not revoking a mutual release of claims with us.

Recent Compensation Determinations

Base Salaries for Fiscal 2010

In connection with its annual review of our executive officers’ compensation for fiscal 2010, in May 2009, the compensation committee considered each Named Executive Officer’s current base salary. In light of macro economic conditions that existed at the time, the committee determined that it was appropriate to focus on cash and expense management initiatives and as a result concluded that no salary increases would be approved for executive officers at that time. The committee may, however, reconsider the executive officers’ base salaries for fiscal 2010 as may be appropriate based on subsequent events that occur during the remainder of fiscal 2010.

Cash Bonuses for Fiscal 2010

In May 2009, our compensation committee established the performance goals for our 2010 fiscal year under our Employee and Executive Incentive Plan. The fiscal 2010 performance goals relate to revenue and non-GAAP operating income. The non-GAAP operating income goal excludes the impact of stock-based compensation expense and is calculated after giving effect to the accrual for the bonus payouts under the Employee and Executive Incentive Compensation Plan. Similar to the fiscal 2009 performance goals, the compensation committee set these targets at levels moderately in excess of the operating plan for fiscal 2010 approved by our board of directors as an incentive for superior performance. The committee believed the targets identified were attainable but acknowledged they would require substantial management attention and growth in our revenues during fiscal 2010. In particular, increasing our revenue in fiscal 2010 to achieve the revenue targets under the fiscal 2010 plan will require our sales and customer support personnel to execute efficiently and aggressively in an uncertain economic environment and will require our sales and human resource executives to continue to recruit, hire and train a substantial number of additional sales personnel and to ensure that new sales personnel become productive as quickly as possible. We have experienced challenges in the past hiring and retaining appropriate sales personnel, in part because our sales personnel, in order to be effective, are required to have a substantial amount of industry and domain-specific expertise, which limits the pool of available talent from which we can recruit. Finally, achieving our non-GAAP operating income objectives under the fiscal 2010 plan will require, in addition to increases in our revenue, that our financial and operating executives maintain controls over our operating expenses, product manufacturing and assembly costs.

Under the fiscal 2010 plan, eligible employees, generally consisting of non-commissioned employees, are eligible to receive a target cash bonus equal to a percentage of their applicable base salary, as follows: non-director employees, 5%; director employees, 7.5%; executive officers other than the chief executive officer, 30%; and our chief executive officer, 85%. The compensation committee determined the applicable target percentage bonus levels for fiscal 2010 based principally on adverse macroeconomic conditions and the impact of bonus payments on our operating results. The committee set cash bonus targets at 5%, 7.5%, 30% and 85% base salaries for our non-director employees, director employees, non-CEO executive officers, and CEO.

Competitive Market Review for Fiscal 2010

In May 2009, Compensia completed a competitive assessment of the compensation of our executive officers. This assessment included the identification of an updated public company peer comparison group for purposes of evaluating our compensation policies against current market trends, an assessment of our executive officers’ current compensation as compared to executive officers’ compensation at such peer group companies and other companies identified in the January 2009 Radford High Technology Executive Compensation Survey, a profile of our executive officers’ equity holdings and potential retention risks, and recommendations for annual equity award levels and equity allocations. The companies included in the identified public company peer compensation group were as follows:

• Acme Packet	• Ecehelon
• Adaptec	• Informatica
• Aruba Networks	• Isilon Systems
• CommVault Systems	• Maxwell Technologies
• Compellent Technologies	• Netezza
• Data Domain	• Netscout Systems
• Datalink	• Opnet Technologies
• Dot Hill Systems	• Sonicwall
• Double-Take Software	• STEC

Compensia gathered and evaluated our compensation levels relative to compensation data from public filings of the peer companies listed above. In addition, Compensia compared our compensation practices to compensation data from the January 2009 Radford High Technology Executive Compensation Survey by Aon Consulting. The Compensia and Radford surveys each provide summary compensation data for companies with annual revenues between $50 million and $500 million. The public company peer group and the January 2009 Radford High Technology Executive Compensation Survey were updated to include companies with higher revenues than were included in the public company peer group and compensation survey data used for the fiscal 2009 annual compensation review. It was determined that these companies constituted a more appropriate peer group for comparison purposes due to our increased revenues in fiscal 2009 as compared to fiscal 2008.

Compensia’s review concluded that the overall average of our Named Executive Officers’ base salaries and total targeted cash compensation falls between the 25th and 50th percentile of market trends for similar positions. Compensia’s review also concluded that the equity based incentives for our Named Executive Officers, including the restricted stock units granted to our Named Executive Officers, fall between the 50th and 75th percentile of market trends for similar positions. Compensia noted, however, that due to the effect of the global economic conditions on the overall stock market, including the price of our Common Stock, retention values had been negatively impacted. As a result and as discussed below, the compensation committee considered and approved a mix of stock option grants and restricted stock unit grants to executive officers to provide a further retention incentive.

Equity Based Incentives for Fiscal 2010

In June 2009, based on Compensia’s review and the recommendations of our chief executive officer, except with respect to his own compensation, our compensation committee approved grants of restricted stock units, together with an additional stock option grant, to each of our Named Executive Officers as indicated below. The restricted stock units and the stock option grants will each vest over a four year period with 25% vesting on each annual anniversary of the date of grant. The restricted stock unit and stock option grants approved by our compensation committee to our Named Executive Officers are as follows:

Name	RSUs Granted (#)	Options Granted (#) (1)
David C. Scott	59,000	127,000
Adriel G. Lares	30,000	60,000
James L. Dawson(2)	N/A	N/A
Jeffrey A. Price	25,000	50,000
Ashok Singhal	25,000	50,000

(1)	The exercise price of the option grants is $9.36, which is the closing price of our Common Stock as reported by the New York Stock Exchange on June 1, 2009, the grant date of such option grants.
(2)	Mr. Dawson resigned effective April 30, 2009.

On a going forward basis, our compensation committee anticipates maintaining the equity holdings of our Named Executive Officers at appropriate levels primarily through continued annual stock option grants.

Accounting and Tax Considerations

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our chief executive officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past, we have granted options that we believe met those requirements. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our chief executive officer and our four most highly compensated officers, the compensation committee expects to consider tax deductibility under Section 162(m) of the Internal Revenue Code as a factor in compensation decisions, when and as it becomes relevant.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based upon the review and discussions noted above, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Kevin Fong (Chairperson)

Mark Siegel

James Wei

Executive Compensation

Summary Compensation Table

The following table presents information concerning the total compensation of our chief executive officer, chief financial officer and our three other most highly compensated officers during the last fiscal year, or the Named Executive Officers, for services rendered to us in all capacities for the fiscal year ended March 31, 2009.

Name and Principal Position	Year	Salary ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (5)	Total ($)
David C. Scott	2009	358,212		39,163	282,846	358,212	(2)	732	1,039,164
Chief Executive Officer	2008	350,000		—	130,165	322,000	(3)	798	802,963
	2007	349,563		—	16,035	122,500	(4)	684	488,782

Adriel G. Lares	2009	219,385		26,109	130,682	87,754	(2)	449	464,379
Chief Financial Officer	2008	209,231		—	63,169	67,620	(3)	502	340,522
	2007	184,000		—	2,004	66,500	(4)	479	252,983

James L. Dawson	2009	439,986	(6)	26,109	139,368	—		459	605,922
Former Vice President of	2008	423,805	(7)	—	69,094	—		513	493,412
Worldwide Sales	2007	316,500	(8)	—	—	—		456	316,956

Jeffrey A. Price	2009	254,400		26,109	128,872	101,760	(2)	519	511,661
Vice President of	2008	254,400		—	97,400	81,917	(3)	580	434,297
Engineering	2007	254,082		—	25,028	89,040	(4)	562	368,712

Ashok Singhal	2009	220,014		26,109	148,059	88,006	(2)	450	482,637
Chief Technical Officer	2008	220,014		—	108,353	70,845	(3)	503	399,715
	2007	219,739		—	6,673	77,005	(4)	480	303,897

(1)	Amounts represent the aggregate expense recognized for financial statement reporting purposes during the fiscal year calculated in accordance with SFAS No. 123(R) without regard to estimated forfeitures. The total fair value of each award is calculated as of the grant date and expensed in the financial statements over the service period of the award. The amounts shown include ratable amounts expensed for stock and option awards that were granted in fiscal years 2007, 2008 and 2009. Assumptions used in the valuations of these awards are included in Note 9 of our Annual Report on Form 10-K. These amounts do not correspond to actual value that may be realized by the named executive officers.
(2)	Amounts represent total performance-based bonuses earned for services rendered during fiscal 2009 under our Fiscal Year 2009 Executive Incentive Compensation Plan, in which all executives who did not receive sales commissions were eligible to participate. Under the Fiscal Year 2009 Executive Incentive Compensation Plan, our chief executive officer was eligible to receive a cash bonus of 100% of his base salary and all other participating executives were eligible to receive a cash bonus of 40% of his or her base salary based on achievement of financial targets relating to our revenue and operating results for fiscal 2009. Bonuses earned in fiscal 2009 were paid in fiscal 2010. Please see “Cash Bonuses” under “Compensation Discussion and Analysis” above for additional information regarding our fiscal 2009 cash bonuses.
(3)	Amounts represent total performance-based bonuses earned for services rendered during fiscal 2008 under our Fiscal Year 2008 Executive Incentive Compensation Plan, in which all executives who did not receive sales commissions were eligible to participate. Under the Fiscal Year 2008 Executive Incentive Compensation Plan, our chief executive officer was eligible to receive a cash bonus of 100% of his base salary and all other participating executives were eligible to receive a cash bonus of 35% of his or her base salary based on achievement of financial targets relating to our revenue and operating results for fiscal 2008. Bonuses earned in fiscal 2008 were paid in fiscal 2009.
(4)

Amounts represent total performance-based bonuses earned for services rendered during fiscal 2007 under our Fiscal Year 2007 Executive Incentive Compensation Plan, in which all executives who did not receive sales commissions were eligible to participate. Under the Fiscal Year 2007 Executive Incentive Compensation Plan, each participating executive was eligible to receive a cash bonus equal to 35% of his or her base salary based on achievement of financial targets relating to our revenue and operating results for fiscal 2007 and our cash balances at the end of the fiscal year. Bonuses earned in fiscal 2007 were paid in fiscal 2008.

(5)	Represents amounts paid for life insurance for the executive and the executive’s family members.
(6)	Includes $216,524 in commissions and bonus earned by Mr. Dawson in fiscal 2009, of which approximately $141,500 was paid in fiscal 2009 and the remainder was paid in fiscal 2010. Please see “Cash Bonuses” under “Compensation Discussion and Analysis” above for additional information regarding Mr. Dawson’s commission compensation arrangement.
(7)	Includes $223,805 in commissions and bonus earned by Mr. Dawson in fiscal 2008, of which approximately $152,700 was paid in fiscal 2008 and the remainder was paid in fiscal 2009.
(8)	Includes $116,500 in commissions earned by Mr. Dawson in fiscal 2007, of which approximately $83,500 was paid in fiscal 2007 and the remainder was paid in fiscal 2008.

Grants of Plan-Based Awards

The following table presents information concerning grants of plan-based awards to each of our Named Executive Officers during the fiscal year ended March 31, 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
David C. Scott
Non-Equity Incentive Cash Payment	5/30/2008	358,212	—	—	—	—
Stock Award	7/21/2008	—	30,000	—	—	225,000
Option Award	8/5/2008	—	—	145,000	8.96	565,007

Adriel G. Lares
Non-Equity Incentive Cash Payment	5/30/2008	87,754	—	—	—	—
Stock Award	7/21/2008	—	20,000	—	—	150,000
Option Award	8/5/2008	—	—	60,000	8.96	233,796

James L. Dawson
Stock Award	7/21/2008	—	20,000	—	—	150,000
Option Award	8/5/2008	—	—	60,000	8.96	233,796

Jeffrey A. Price
Non-Equity Incentive Cash Payment	5/30/2008	101,760	—	—	—	—
Stock Award	7/21/2008	—	20,000	—	—	150,000
Option Award	8/5/2008	101,760	—	50,000	8.96	194,830

Ashok Singhal
Non-Equity Incentive Cash Payment	5/30/2008	88,006	—	—	—	—
Stock Award	7/21/2008	—	20,000	—	—	150,000
Option Award	8/5/2008	—	—	50,000	8.96	194,830

(1)	The target payments under our Fiscal Year 2009 Executive Incentive Compensation Plan were set at 100% of our chief executive officer’s base salary and at 40% of all other participating executive officers’ base salaries. There was no threshold or maximum payment for executive officers to earn under the Fiscal Year 2009 Executive Incentive Compensation Plan. Mr. Dawson did not participate in the Fiscal Year 2009 Executive Incentive Compensation Plan. Please see “Cash Bonuses” under “Compensation Discussion and Analysis” above for additional information regarding our fiscal 2009 cash bonuses.
(2)	Restricted stock units vest in full on the fourth anniversary of the grant date.
(3)	The stock option was granted under our 2007 Stock Plan. The option has a maximum term of ten years measured from the grant date, subject to earlier termination upon the officer’s cessation of service with us. Options are exercisable in 25% annual increments beginning one year after the grant date.
(4)	The exercise price was determined based on the closing price of our common stock on the grant date.
(5)	Amounts reflect the aggregate grant date fair value of stock options granted in fiscal 2009, calculated in accordance with SFAS No. 123(R) without regard to estimated forfeitures. See Note 9 of Notes to Consolidated Financial Statements for a discussion of assumptions made in determining the grant date fair value of our stock options.

Outstanding Equity Awards At Fiscal Year-End

The following table presents certain information concerning equity awards held by our Named Executive Officers at the end of the fiscal year ended March 31, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
David C. Scott	397,196 169,999 —	(3) (4)	— — 145,000	(11)	0.46 11.20 8.96	4/1/2015 7/26/2017 8/5/2018	30,000 — —	197,100 — —

Adriel G. Lares	80,000 82,499 —	(5) (6)	— — 60,000	(11)	0.58 11.20 8.96	11/17/2015 7/26/2017 8/5/2018	20,000 — —	197,100 — —

James L. Dawson	145,000 15,000 104,999	(3) (7) (8) —	— — — 60,000	(11)	0.02 0.46 11.20 8.96	4/26/2014 4/1/2015 7/26/2017 8/5/2018	20,000 — — —	197,100 — — —

Jeffrey A. Price	205,957 67,708 —	(3) (9)	57,292 50,000	(9) (11)	0.46 7.08 8.96	4/1/2015 1/26/2017 8/5/2018	20,000 —	131,400 — —

Ashok Singhal	171,849 59,896 —	(3) (10)	— 65,104 50,000	(10) (11)	0.46 9.02 8.96	4/1/2015 4/26/2017 8/5/2018	20,000 — —	131,400 — —

(1)	Restricted stock units vest in full on the fourth anniversary of the grant date.
(2)	The values shown in this column are equal to the market value of $6.57, the closing price of our Common Stock on March 31, 2009 as reported by the NYSE, multiplied by the number of shares.
(3)	All of the shares subject to the option are fully vested as of March 31, 2009.
(4)

The option is subject to an early exercise provision and is immediately exercisable. The option vests at the rate of 1/48th of the total number of shares subject to the option each month beginning with the one-month anniversary of the grant. As of March 31, 2009, 70,833 shares were fully vested and 91,166 shares will vest ratably over the remainder of the vesting period, subject to Mr. Scott’s continued service to us. This option is also included in the Summary Compensation Table and does not constitute additional compensation.

(5)

The option is subject to an early exercise provision and is immediately exercisable. 1/4th of the total number of shares subject to the option became vested on December 10, 2006 and 1/48th of the total number of shares subject to the option vest each month thereafter. As of March 31, 2009, 65,000 shares were fully vested and 15,000 shares will vest ratably over the remainder of the vesting period, subject to Mr. Lares’ continued service to us.

(6)

The option is subject to an early exercise provision and is immediately exercisable. The option vests at the rate of 1/48th of the total number of shares subject to the option each month beginning with the one-month anniversary of the grant. As of March 31, 2009, 34,375 shares were fully vested and 48,124 shares will vest ratably over the remainder of the vesting period, subject to Mr. Lares’ continued service to us. This option is also included in the Summary Compensation Table and does not constitute additional compensation.

(7)

The option is subject to an early exercise provision and is immediately exercisable. 1/4th of the total number of shares subject to the option became vested on April 1, 2006 and the remaining shares subject to the stock option vest at a rate of 1/48th of the total number of shares subject to the option each month thereafter subject to Mr. Dawson’s continued service to us. As of March 31, 2009, 14,685 shares were fully vested and 315 shares vested ratably until Mr. Dawson’s resignation from us, effective April 30, 2009.

(8)

The option is subject to an early exercise provision and is immediately exercisable. 1/48th of the total number of shares subject to the option became vested on April 21, 2008 and the remaining shares subject to the stock option vest at a rate of 1/48th of the total number of shares subject to the option each month thereafter subject to Mr. Dawson’s continued service to us. As of March 31, 2009, 26,250 shares were vested and 2,187 shares vested ratably until Mr. Dawson’s resignation from us, effective April 30, 2009. This option is also included in the Summary Compensation Table and does not constitute additional compensation.

(9)

The option is not subject to an early exercise provision. The option vested at the rate of 1/4th of the total number of shares subject to the option on January 1, 2008 and 1/48th of the total number of shares subject to the option vest each month thereafter subject to Mr. Price’s continued service to us. As of March 31, 2009, 67,708 were fully vested and the remaining 57,292 will vest ratably over the remainder of the vesting period, subject to Mr. Price’s continued service to us. This option is also included in the Summary Compensation Table and does not constitute additional compensation.

(10)

The option is not subject to an early exercise provision. 1/48th of the total number of shares subject to the option became vested on May 26, 2007 and 1/48th of the total number of shares subject to the option vest each month thereafter subject to Mr. Singhal’s continued service to us. As of March 31, 2009, 59,896 were fully vested and the remaining 65,104 will vest ratably over the remainder of the vesting period, subject to Mr. Singhal’s continued service to us. This option is also included in the Summary Compensation Table and does not constitute additional compensation.

(11)

The option is not subject to an early exercise provision. The option vests at the rate of 1/4th of the total number of shares subject to the option each year beginning with the first anniversary of the grant subject to the Names Executive’s continued service to us. As of March 31, 2009 no shares subject to the option were vested. This option is also included in the Summary Compensation Table and does not constitute additional compensation.

Option Exercises and Stock Vested

The following table presents certain information concerning the exercise of options and vesting of stock awards by each of our Named Executive Officers during the fiscal year ended March 31, 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
David C. Scott	177,157	1,163,921
Adriel G. Lares	20,842	136,932
James L. Dawson	33,348	219,096
Jeffrey A. Price	—	—
Ashok Singhal	—	—

(1)	Shares shown in this column are shares of Common Stock acquired pursuant to the early exercise of options that vested during the fiscal year ended March 31, 2009.
(2)	The values shown in this column are equal to the market value of $6.57, the closing price of our Common Stock on March 31, 2009 as reported by the NYSE, multiplied by the number of shares vested during the fiscal year ended March 31, 2009.

Employment Agreements and Offer Letters

David C. Scott

In July 2007, we entered into an employment agreement with David C. Scott, our president and chief executive officer, superseding a prior employment agreement. Under the employment agreement, we employ Mr. Scott on an at-will basis with no specified term for a base salary that was initially set at $350,000. The compensation committee has since increased Mr. Scott’s base salary and will continue to review it on an annual basis for potential adjustments.

In the event that within 18 months following a change of control, Mr. Scott is involuntarily terminated (other than for cause, death or disability) or he terminates voluntarily for good reason, we have agreed that Mr. Scott will be entitled to receive (i) a lump sump payment equal to 300% of his base salary, payable within 30 days of termination and (ii) continued health, dental, vision and life insurance benefits at the same level of coverage and with the same relative ratio of premium payment by us and Mr. Scott as existed while he was employed with us. The obligation to provide continued benefits to Mr. Scott will continue until the earlier of one year from the date of termination or such time as Mr. Scott has become covered under another employer’s plans with comparable coverage. In addition, any unvested stock options, restricted stock or other unvested equity incentives held by Mr. Scott will become immediately vested upon such a termination.

In addition, Mr. Scott will receive equivalent cash severance and insurance benefits to those described above in the event of a termination of employment resulting from Mr. Scott’s death or disability, an involuntary termination of his employment by us other than for cause outside of the change of control period, or a voluntary termination by Mr. Scott for good reason outside the change of control period. In the event of such a termination, Mr. Scott will also receive one year’s accelerated vesting credit with respect to any unvested stock options, restricted stock or other equity incentives.

Payment of the benefits described above is also subject to Mr. Scott’s executing and not revoking a standard release of any claims against us and his complying with certain non-solicitation obligations in his employment agreement.

Adriel G. Lares

We are parties to an offer letter dated November 5, 2001 with Adriel G. Lares, currently our chief financial officer. At the time the offer letter was entered, Mr. Lares was hired as our director of finance. Under the offer letter, Mr. Lares’ employment is at will with no specified term. We initially agreed to pay Mr. Lares a base salary of $120,000, which was increased to $210,000 during fiscal 2008 and $220,000 during fiscal 2009. Pursuant to the offer letter, we granted Mr. Lares an initial option to purchase 12,500 shares of our Common Stock.

Jeffrey A. Price

We are parties to an offer letter dated April 19, 1999 with Jeffrey A. Price, our vice president of engineering and co-founder. Under the offer letter, Mr. Price’s employment is at will with no specified term. We initially agreed to pay Mr. Price a base salary of $175,000, which has since been increased to $254,000. In connection with his becoming an employee and co-founder, we sold Mr. Price an aggregate of 660,000 shares of our Common Stock under a restricted stock purchase agreement.

Ashok Singhal

We are parties to an offer letter dated April 26, 1999 with Ashok Singhal, our chief technical officer. Under the offer letter, we employ Mr. Singhal on an at-will basis with no specified term and agreed to pay Mr. Singhal an initial base salary of $165,000, which has since been increased to $220,014. Pursuant to the offer letter, we granted Mr. Singhal an initial option to purchase 550,000 shares of our Common Stock.

James L. Dawson

We are parties to an offer letter dated March 10, 2004 with James L. Dawson, our vice president of worldwide sales. Under the offer letter, we employ Mr. Dawson on an at-will basis with no specified term and agreed to pay Mr. Dawson an initial base salary of $200,000, which was increased to $225,000 effective April 8, 2008. In the offer letter, we also established his initial incentive base for fiscal 2005, which has since been modified and is described under the caption “Compensation Discussion and Analysis.” Pursuant to the offer letter, we granted Mr. Dawson an initial option to purchase 160,000 shares of our Common Stock.

Potential Payments on Termination or Change of Control

In March 2001, we adopted a change of control policy for current and future vice presidents. Pursuant to this policy, we have entered into management retention agreements with each of our current vice presidents. These agreements are described under “Compensation Discussion and Analysis—Severance and Termination Compensation” above. In addition, the tables below describe the payments and benefits our Named Executive Officers would be entitled to receive under these management retention agreements and under Mr. Scott’s employment agreement assuming that their employment was terminated on March 31, 2009.

Chief Executive Officer

	Termination Within 18 Months Following a Change of Control (1)			Termination in the Absence of a Change of Control (2)
Name	Equity Acceleration ($) (3)	Salary ($) (4)	Insurance Benefits ($) (5)	Equity Acceleration ($) (6)	Salary ($) (4)	Insurance Benefits ($) (5)
David C. Scott	1,801,271	1,076,250	15,202	566,661	1,050,000	15,202

(1)	Includes involuntary termination (other than for cause, death or disability) or voluntary termination for good reason.
(2)	Includes involuntary termination (other than for cause), voluntary termination for good reason, or termination due to death or disability.

(3)	The amount shown in this column is equal to all unvested stock options and restricted stock held by Mr. Scott on March 31, 2009 multiplied by the closing sales price of our Common Stock of $6.57 on March 31, 2009 as reported by the NYSE. The vesting of all then-unvested stock options and restricted stock or other unvested equity incentives held by Mr. Scott immediately accelerates upon termination of his employment within eighteen months following a change of control under the circumstances included in the table above.
(4)	The amount shown in this column is equal to 300% of Mr. Scott’s base salary at March 31, 2009.
(5)	The amount shown in this column is equal to our payments for continued health, dental, vision and life insurance benefits for a period of one year.
(6)	The amount shown in this column is equal to all unvested stock options and restricted stock held by Mr. Scott on March 31, 2009 that would otherwise vest over the twelve months following the termination of his employment multiplied by the closing sales price of our Common Stock of $6.57 on March 31, 2009 as reported by the NYSE. The vesting of all stock options, restricted stock or other unvested equity incentives held by Mr. Scott that would otherwise vest over the following 12 months immediately accelerates upon termination of his employment other than within 18 months following a change of control under the circumstances included in the table above.

Other Named Executive Officers

	Termination Within 12 Months Following a Change of Control (1)
Name	Equity Acceleration ($) (2)	Salary ($) (3)	Insurance Benefits ($) (4)
Adriel G. Lares	$470,169	$110,000	$4,884
James L. Dawson	522,532	112,500	14,928
Jeffrey A. Price	418,161	127,200	14,988
Ashok Singhal	443,823	110,007	450

(1)	Includes involuntary termination (other than for cause, death or disability) or voluntary termination for good reason. The management retention agreements do not provide for any payment, equity acceleration or insurance benefits in connection with a termination that occurs other than within twelve months following a change of control.
(2)	The amounts shown in this column are equal to 50% of the unvested portion of all stock options and restricted stock held by the executive officer on March 31, 2009 multiplied by the closing sales price of our Common Stock of $6.57 on March 31, 2009 as reported by the NYSE. The vesting of 50% of all then-unvested stock options, restricted stock or other unvested equity incentives held by the executive officer accelerates upon termination of his or her employment under the circumstances included in the table above.
(3)	The amounts shown in this column are equal to 50% of the executive officer’s base salary at March 31, 2009.
(4)	The amounts shown in this column are equal to our payments for continued health, dental, vision and life insurance benefits for a period of one year.

In addition to the benefits described above, our 1999 Stock Plan, 2000 Management Stock Option Plan and 2007 Equity Incentive Plan provide for the acceleration of vesting of awards in certain circumstances in connection with or following a change of control of our company.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding options, warrants and rights granted to our employees and directors, as well as the number of shares of Common Stock remaining available for future issuance, under our equity compensation plans as of March 31, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants (a)		Weighted Average Exercise Price of Outstanding Options and Warrants (b)	Reserved for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:	9,016,825		$6.30	12,580,796	(1)(2)(3)
Equity compensation plans not approved by security holders	25,000	(4)	$0.02	—

Total	9,041,825		$6.28	12,580,796

(1)	Amount includes 2,341,202 shares available for future issuance under our Employee Stock Purchase Plan and 10,239,594 shares available for future issuance under our 2007 Equity Incentive Plan.
(2)	Our 2007 Equity Incentive Plan incorporates an evergreen formula pursuant to which on April 1 of each year the aggregate number of shares reserved for issuance under the 2007 Equity Incentive Plan will increase by a number of shares equal to the lesser of (A) 5,000,000 shares, (B) 5% of the outstanding shares on the last day of the immediately preceding fiscal year, or (C) such number of shares determined by our board of directors.
(3)	Our Employee Stock Purchase Plan incorporates an evergreen formula pursuant to which on April 1 of each year the aggregate number of shares reserved for issuance under the Employee Stock Purchase Plan will increase by a number of shares equal to the lesser of (A) 1,550,000 shares, (B) 2% of the outstanding shares on the last day of the immediately preceding fiscal year, or (C) an amount determined by the administrator.
(4)	In November 2003, we issued an option to purchase 25,000 shares of Common Stock at an exercise price of $0.02 per share to a technology partner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock, as of June 30, 2009, for the following:

•	Each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our Common Stock;

•	Each of our non-employee directors;

•	Each of our Named Executive Officers; and

•	All of our current directors and executive officers as a group.

Except as indicated by footnote, the address of the beneficial owners is c/o 3PAR Inc., 4209 Technology Drive, Fremont, California 94538. Information related to holders of more than 5% of our Common Stock was obtained from filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent (1)
5% Stockholders:
Entities affiliated with Mayfield Fund (2)	10,452,766	17.0%
Entities affiliated with Menlo Ventures (3)	9,365,561	15.2%
Entities affiliated with Worldview Technology Partners (4)	8,382,058	13.6%

Directors and Named Executive Officers:
David C. Scott (5)	2,846,129	4.6%
Adriel G. Lares (6)	299,559	*
Jeffrey A. Price (7)	1,251,465	2.0%
Ashok Singhal (8)	1,015,448	1.6%
James L. Dawson (9)	291,937	*
Kevin Fong (10)	22,313	*
Mark A. Jung (11)	51,000	*
Christopher B. Paisley (12)	63,750	*
Michael J. Sheridan (13)	35,000	*
Mark A. Siegel (3)(14)	9,380,874	15.2%
James Wei (4)(14)	8,397,371	13.6%
All directors and executive officers as a group (19 persons) (15)	25,506,603	39.8%

*	Less than 1%
(1)	The number of shares of Common Stock outstanding used in calculating the percentage for each listed person or entity is based on 61,542,879 shares of Common Stock outstanding on June 30, 2009. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days of June 30, 2009, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
(2)

Includes 5,045,569 shares held of record by Mayfield XI Qualified, a Delaware limited partnership (“MF XI Q”), 4,395,155 shares held of record by Mayfield IX, a Delaware limited partnership (“MF IX”), 361,228 shares held of record by Mayfield Principals Fund II, a Delaware L.L.C. (“MF PF II”), 314,618 shares held of record by Mayfield XI, a Delaware limited partnership (“MF XI”), 231,323 shares held of record by Mayfield Associates Fund IV, a Delaware limited partnership (“MF AF IV”) and 104,873 shares held of record by Mayfield Associates Fund VI, a Delaware limited partnership (“MF AF VI”). A. Grant Heidrich, III, William D. Unger, Wendell G. Van Auken, III, Yogen K. Dalal and F. Gibson Myers, Jr. are Managing

Members of, and Allen L. Morgan is a Non-Managing Member of Mayfield IX Management, L.L.C., which is the general partner of MF IX and MF AF IV. Yogen K. Dalal, David J. Ladd, Allen L. Morgan, Robert T. Vasan and Janice M. Roberts are Managing Directors of Mayfield XI Management, L.L.C., which is the general partner of MF XI Q, MF XI and MF AF VI and the sole Managing Director of MF PF II. Messrs. Ladd, Morgan and Vasan are limited partners of MF AF IV. The individuals listed herein may be deemed to have shares voting and dispositive power over the shares which are, or may be, deemed to be beneficially owned by MF XI Q, MF IX, MF PF II, MF XI, MF AF IV and MF AF VI, but disclaim such beneficial ownership. Information with respect to the number of shares beneficially owned is based solely on information contained in a Schedule 13G/A filed with the SEC by Mayfield Fund on February 12, 2009. The address of the entities affiliated with Mayfield Fund is 2800 Sand Hill Road, Suite 250, Menlo Park, California 94025.

(3)	Includes 8,872,296 shares held of record by Menlo Ventures IX, L.P., 292,785 shares held of record by Menlo Entrepreneurs Fund IX, L.P., 163,934 shares held of record by MMEF IX, L.P., and 36,546 shares held of record by Menlo Entrepreneurs Fund IX (A), L.P. Mr. Siegel, a director of 3PAR, H. DuBose Montgomery, John W. Jarve, Douglas C. Carlisle, Sonja H. Perkins, Kenneth H. Calhoun, Arvind Purushotham, Pravin A. Vazirani and Shawn T. Carolan are Managing Members of MV Management IX, L.L.C. which is the General Partner of Menlo Ventures IX, L.P., Menlo Entrepreneurs Fund IX, L.P., Menlo Entrepreneurs Fund IX (A), L.P. and MMEF IX, L.P. The Managing Members exercise voting and investment power over these securities, and disclaim beneficial ownership of the shares which disclaimer does not affect their respective proportionate pecuniary interests therein. The address of the entities affiliated with Menlo Ventures is 3000 Sand Hill Road, Building 4, Suite 100, Menlo Park, California 94025.
(4)	Includes 3,493,387 shares held of record by Worldview Technology Partners II, L.P. (“WTP II”), 3,138,019 shares held of record by Worldview Technology Partners IV, L.P. (“WTP IV”), 1,069,404 shares held of record by Worldview Technology International II, L.P. (“WTI II”), 509,804 shares held of record by Worldview Technology International IV, L.P. (“WTI IV”), 148,289 shares held of record by Worldview Strategic Partners II, L.P. (“WSP II”) and 23,155 shares held of record by Worldview Strategic Partners IV, L.P. (“WSP IV”). Mr. Wei, Mike Orsak and Susumu Tanaka are managing members and have certain voting rights in Worldview Equity I, L.L.C. which is the General Partner of Worldview Capital II, L.P., which is the General Partner of WTP II, WTI II and WSP II. Worldview Equity I, L.L.C is also the General Partner of Worldview Capital IV, L.P., which is the General Partner of WTI IV and WSP IV. Messrs. Wei, Orsak and Tanaka may be deemed to have shared voting and dispositive power over the shares which are owned by WTP II, WTP IV, WTI II, WTI IV, WSP II and WSP IV, but disclaim beneficial ownership which disclaimer does not affect their pecuniary interest. Information with respect to the number of shares beneficially owned is based solely on information contained in a Schedule 13G/A filed with the SEC by Worldwide Technology Partners on February 12, 2009. The address of the entities affiliated with Worldview Technology Partners is 2207 Bridgepointe Parkway, Suite 100, San Mateo, California 94404.
(5)	Consists of 2,110,320 shares held of record by Mr. Scott and his wife as trustees of the David & Leyla Scott Revocable Living Trust dated March 26, 2007, 132,364 shares held of record by the Scott Family Irrevocable Trust dated March 26, 2007, and options to purchase 603,445 shares of Common Stock that are exercisable within 60 days of June 30, 2009, 478,654 of which are vested.
(6)	Consists of 122,060 shares held of record by Mr. Lares and options to purchase 177,499 shares of Common Stock that are exercisable within 60 days of June 30, 2009, 198,531 of which are vested.
(7)	Consists of 908,008 shares held of record by Mr. Price and his wife as trustees of the Price Family Trust UDT dated December 26, 2001, and options to purchase 343,457 shares of Common Stock that are exercisable and vested within 60 days of June 30, 2009, 281,478 of which are vested. Excludes an aggregate of 50,000 shares held in trusts for Mr. Price’s children over which Mr. Price has no voting or investment power, and Mr. Price disclaims beneficial ownership of such shares.
(8)	Consists of 631,099 shares held of record by Mr. Singhal, 90,000 shares held by Mr. Singhal as custodian for two minor children and options to purchase 309,349 shares of Common Stock that are exercisable within 60 days of June 30, 2009, 239,557 of which are vested.

(9)	Mr. Dawson served as our Vice President of Worldwide sales from April 2004 until April 30, 2009. The shares beneficially owned consist of 263,500 shares held of record by the Dawson Family Trust and 28,437 shares of Common Stock that are exercisable and vested within 60 days of June 30, 2009.
(10)	Consists of options to purchase 22,313 shares of Common Stock that are exercisable within 60 days of June 30, 2009, 20,187 of which are vested.
(11)	Consists of options to purchase 51,000 shares of Common Stock that are exercisable within 60 days of June 30, 2009, 30,813 of which are vested.
(12)	Consists of options to purchase 63,750 shares of Common Stock that are exercisable within 60 days of June 30, 2009, 37,188 of which are vested.
(13)	Consists of options to purchase 35,000 shares of Common Stock that are exercisable within 60 days of June 30, 2009, 14,583 of which are vested.
(14)	Also includes options to purchase 15,313 shares of Common Stock that are exercisable within 60 days of June 30, 2009, 12,396 of which are vested.
(15)	Consists of 22,947,148 shares held of record and options to purchase 2,559,455 shares of Common Stock that are exercisable within 60 days of June 30, 2009, 1,817,019 of which are vested.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the audit committee of the board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The audit committee of the board of directors is composed of three independent directors appointed by the board of directors, each of whom is independent under the applicable rules of the NYSE. The members of the audit committee during fiscal 2009 were Christopher Paisley, Michael Sheridan and James Wei, with Mr. Paisley serving as the chairperson of the audit committee. In May 2009, Mr. Wei resigned from the audit committee and Mark Jung was appointed as a member of the audit committee.

The audit committee operates under a written charter. A copy of the charter of our audit committee is available on our website located at www.3PAR.com.

In accordance with its charter, the primary purpose of the audit committee is to assist the board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including reviewing the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal accounting and financial controls, the annual independent audit of our financial statements and our legal compliance and ethics programs as established by management and the board of directors.

The audit committee does not conduct auditing reviews or procedures. The audit committee relies on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America.

Consistent with policies adopted by the SEC regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and terminating the services of our independent registered public accounting firm. The audit committee reviews reports and provides guidance to our independent registered public accounting firm with respect to its annual audit and approves all audit and non-audit services provided by our independent registered public accounting firm in accordance with applicable regulatory requirements. In connection with the standards for independence of external auditors promulgated by the SEC, during the 2009 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining the independence of the independent registered public accounting firm.

The audit committee received from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and us that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1 “Independence Discussion with Audit Committees,” and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the firm’s independence. The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of our internal controls and responsibilities, budget and staffing. The audit committee also reviewed with the independent registered public accounting firm its audit plan, audit scope and identification of audit risks.

The audit committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in the Statement on Auditing Standards No. 61, as amended, “Communications with audit committee” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The audit committee reviewed and discussed our audited financial statements for fiscal 2009 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of our financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.

Based on the above review and discussions with management and the independent registered public accounting firm, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 for filing with the Securities and Exchange Commission. The audit committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm, and the board of directors concurred in such recommendation.

Respectfully submitted by:

THE AUDIT COMMITTEE

Christopher Paisley (Chairperson)

Michael Sheridan

Mark Jung

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the case it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

We were not a party to any related party transactions during fiscal 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our Common Stock were complied with in the fiscal year ended March 31, 2009.

OTHER MATTERS

We are not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS OF 3PAR INC.

Dated August 13, 2009

APPENDIX A

ADDITIONAL BYLAW AMENDMENTS

2.3 SPECIAL MEETING.

Unless otherwise required by law or the Certificate, special meetings of the stockholders may be called at any time, for any purpose or purposes, only by (a) the Board, (b) the Non-Executive Chairperson of the Board, (c) the chief executive officer or (d) the president of the corporation.

~~No~~Only such business ~~may~~shall be ~~transacted~~conducted at ~~such~~a special meeting ~~other than the business specified in the notice to stockholders of such meeting.~~of stockholders as shall have been brought before the meeting by or at the direction of the Board, the Non-Executive Chairperson of the Board, the chief executive officer or the president of the corporation.

2.14 ADVANCE NOTICE OF STOCKHOLDER BUSINESS.

~~Only~~At an annual meeting of the stockholders of the corporation, only such business shall be conducted as shall have been properly brought before ~~a~~the meeting ~~of the stockholders of the corporation.~~ . To be properly brought before an annual meeting, business must be: (a) specified in the ~~notice of meeting (or any supplement thereto)~~corporation’s proxy materials given by or at the direction of the Board with respect to such meeting, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) a proper matter for stockholder action under the DGCL that has been properly brought before the meeting by a stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice ~~provided for in~~required by this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who timely complies in proper written form with the notice procedures set forth in this Section 2.14. For such business to be ~~considered~~ properly brought before ~~the~~an annual meeting by a stockholder, such ~~stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting.~~ business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (c) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders. To comply with clause (c) above in this first paragraph of this Section 2.14, a stockholder’s notice must set forth all information required under this Section 2.14 and must be timely received by the secretary of the corporation.

To be timely, such stockholder’s notice must be ~~delivered to or mailed and~~ received by the secretary ~~of the corporation~~ at the principal executive offices of the corporation not later than the close of business on the ~~ninetieth (90~~sixtieth (60th) day, nor earlier than the close of business on the ~~one hundred twentieth (120~~ninetieth (90th) day, prior to the one-year anniversary of the date on which the corporation first mailed its proxy ~~statement~~materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is ~~called for a date that is not within~~advanced by more than thirty (30) days ~~before or after such anniversary date,~~prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received ~~not later than the close of business~~by the secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting, or (ii) the close of business on the tenth (10th) day following the day on which ~~such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.~~ Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.14. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Exchange Act”).

To be in proper written form, a stockholder’s notice to the secretary shall be in writing and shall set forth:

(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b) ~~(a)~~ the name and ~~record~~ address, as they appear on the corporation’s books, of the stockholder who intends to propose the business and ~~the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder~~any Stockholder Associated Person (as defined below);

(c) ~~(b)~~ a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

~~(c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;~~

(d) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person;

(e) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation;

(f) ~~(d)~~ any material interest of the stockholder or a Stockholder Associated Person in such business; and

~~(e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “~~Exchange Act~~”).~~

~~Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the regulations promulgated thereunder.~~

~~No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.14. The chairperson of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.~~

(g) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (a) through (g), a “Business Solicitation Statement”).

In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten (10) days following the record date to disclose the information contained in clauses (d) and (e) above as of the record date. For purposes of this Section 2.14, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.14 and, if applicable, Section 2.15. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

The Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall determine whether such business was properly brought before the annual meeting and in accordance with applicable law and the provisions of this Section 2.14. Subject to the last paragraph of this Section 2.14, the Non-Executive Chairperson or secretary of the corporation, as the case may require, shall deliver a written notice to such stockholder not less than twenty (20) days prior to the date of such annual meeting informing such stockholder whether or not such business has been properly brought before the annual meeting in accordance with applicable law and the provisions of this Section 2.14. In the event such stockholder has failed to comply with applicable law or the provisions of this Section 2.14 such that the corporation has determined that such business shall not be brought before the annual meeting, the corporation’s written notice to such stockholder shall specifically identify the provisions of applicable law or this Section 2.14 that have not been satisfied.

Notwithstanding the immediately preceding paragraph of this Section 2.14, in the event that Public Announcement of the date of an annual meeting which has been advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the previous year’s annual meeting is first made less than twenty (20) days prior to the date of such annual meeting, the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall use reasonable efforts following such Public Announcement to promptly (i) determine whether business proposed pursuant to this Section 2.14 was properly brought before the annual meeting and in accordance with applicable law and the provisions of this Section 2.14 and (ii) deliver the written notice described in the immediately preceding paragraph to each stockholder who has submitted a notice of proposed business for such annual meeting, which written notice may be delivered later than the deadline otherwise provided in the immediately preceding paragraph. In such cases the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall be permitted to make a final determination as to whether or not the proposed business can be brought before such annual meeting.

2.15 ADVANCE NOTICE OF DIRECTOR NOMINATIONS~~.~~ AT ANNUAL MEETINGS.

~~Only~~Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the ~~following~~ procedures set forth in this Section 2.15 shall be eligible for election or re-election as directors ~~of the corporation~~at an annual meeting of stockholders, except as may be otherwise provided in the Certificate with respect to the right of holders of Preferred Stock of the corporation to nominate and elect a specified number of directors, if any. To be properly brought before an annual meeting of stockholders, ~~or any special meeting of stockholders called for the purpose of electing directors,~~ nominations of persons for ~~the~~ election ~~of director~~to the Board must be (a) specified in the ~~notice of meeting (or any supplement thereto), (b)~~corporation’s proxy materials given by or at the direction of the Board with respect to such meeting, (b) otherwise made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by ~~any~~a stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice ~~provided for in~~required by this Section 2.15 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.15. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. ~~To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received~~

To comply with clause (c) in the first paragraph above of this Section 2.15, a nomination to be made by a stockholder must set forth all information required under this Section 2.15 and must be received by the secretary of the corporation at the principal executive offices of the corporation~~, in the case of an annual meeting,~~ at the time set forth in, and in accordance with, the ~~provisions set forth in Section 2.14 of these bylaws, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs~~second paragraph of Section 2.14 above.

To be in proper written form, ~~a~~such stockholder’s notice to the secretary must set forth:

(h) ~~(a)~~ as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the ~~person~~nominee, (ii) the principal occupation or employment of the ~~person~~nominee, (iii) the class or series and number of shares of capital stock of the corporation ~~which~~that are ~~owned beneficially or of record by the person, (iv~~held of record or beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, ~~and (v~~(vi) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (vii) any other information relating to ~~such person~~the nominee that is required to be disclosed in solicitations of proxies for ~~elections~~election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such ~~person~~nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(i) ~~(b) as to such stockholder giving notice, the information required to be provided pursuant to Section 2.14 of these bylaws.~~as to such stockholder giving notice, (i) the information required to be provided pursuant to clauses (b) through (f) of the third paragraph of Section 2.14 above, and the supplement referenced in the fourth paragraph of Section 2.14 above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (ii) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (i) and (ii) above, a “Nominee Solicitation Statement”).

Subject to the last paragraph of this Section 2.15, within ten (10) days of the corporation’s receipt of a stockholder’s proposed nomination, the corporation shall deliver to the proposing stockholder and to such stockholder’s prospective nominee a written request that the nominee provide the following: (i) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (ii) such other information as may reasonably be required, in the opinion of the corporation’s outside legal counsel, to determine the eligibility of such proposed nominee to serve as an “independent” director within the applicable meaning of the rules and regulations of the United States Securities and Exchange Commission, any national securities exchange upon which the corporation’s securities are then listed, and any other applicable laws or regulations, including applicable tax laws or regulations. The person nominated for election as a director must then furnish to the corporation's Non-Executive Chairperson and its secretary the information requested within ten (10) days of his or her receipt of the corporation’s written request for such information. In the event such nominee fails to furnish such information within ten (10) days of such nominee’s receipt of the corporation’s request for such information, such stockholder’s nomination of such person shall not be considered in proper form pursuant to this Section 2.15.

Subject to the rights of any holders of Preferred Stock of the corporation, if any, without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.15. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

The Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall determine whether all nominations were properly brought before the annual meeting and in accordance with applicable law and the provisions of this Section 2.15. Subject to the last paragraph of this Section 2.15, the Non-Executive Chairperson or secretary of the corporation, as the case may require, shall deliver a written notice to each stockholder who submitted a nomination for such annual meeting not less than ten (10) days prior to the date of such annual meeting informing such stockholder whether or not such nomination has been properly brought before the annual meeting in accordance with applicable law and the provisions of this Section 2.15. In the event such stockholder has failed to comply with applicable law or the provisions of this Section 2.15 such that the corporation has determined that such nomination shall not be brought before the annual meeting, the corporation’s written notice to such stockholder shall specifically identify the provisions of applicable law or this Section 2.15 that have not been satisfied.

Notwithstanding the fourth and sixth paragraphs of this Section 2.15, in the event that Public Announcement of the date of an annual meeting which has been advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the one-year anniversary of the date of the previous year’s annual meeting is first made less than thirty (30) days prior to the date of such annual meeting, the corporation shall use reasonable efforts following such Public Announcement to promptly deliver to the proposing stockholder and to such stockholder’s prospective nominee the written request for information described in the fourth paragraph of this Section 2.15, and the person nominated for election as a director must then furnish to the corporation's Non-Executive Chairperson and its secretary the requested information no later than the earlier of (i) five (5) days following his or her receipt of the corporation’s written request for such information and (ii) immediately prior to the time of such annual meeting set forth in the Public Announcement. In the event such nominee fails to furnish such information within such time period, such stockholder’s nomination of such person shall not be considered in proper form pursuant to this Section 2.15. In addition, the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall use reasonable efforts following such Public Announcement to promptly (i) determine whether all proposed nominations have been properly brought before the annual meeting and in accordance with applicable law and the provisions of this Section 2.15 and (ii) deliver the written notice described in the sixth paragraph of this Section 2.15 to each stockholder who has submitted a notice of proposed nomination for such annual meeting, which written notice may be delivered later than the deadline otherwise provided in the sixth paragraph of this Section 2.15. In such cases the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall be permitted to make a final determination as to whether or not the proposed nomination can be brought before such annual meeting.

2.16 ADVANCE NOTICE OF DIRECTOR NOMINATIONS FOR SPECIAL MEETINGS.

For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the Board must be (a) specified in the corporation’s proxy materials given by or at the direction of the Board with respect to such meeting, (b) otherwise made by or at the direction of the Board (or any duly authorized committee thereof) or (c) made by a stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice required by this Section 2.16 and on the record date for the determination of stockholders entitled to vote at such special meeting and (ii) who delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in the third and fourth paragraphs of Section 2.15 above. To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (a) by or at the direction of the Board or (b) by a stockholder in accordance with the notice procedures set forth in this Section ~~2.15. If the chairperson of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.~~2.16. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

The Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall determine whether all nominations were properly brought before the special meeting and in accordance with applicable law and the provisions of this Section 2.16. Subject to the last paragraph of this Section 2.16, the Non-Executive Chairperson or secretary of the corporation, as the case may require, shall deliver a written notice to each stockholder who submitted a nomination for such special meeting not less than ten (10) days prior to the date of such special meeting informing such stockholder whether or not such nomination has been properly brought before the special meeting in accordance with applicable law and the provisions of this Section 2.16. In the event such stockholder has failed to comply with applicable law or the provisions of this Section 2.16 such that the corporation has determined that such nomination shall not be brought before the special meeting, the corporation’s written notice to such stockholder shall specifically identify the provisions of applicable law or this Section 2.16 that have not been satisfied.

Notwithstanding the first and third paragraphs of this Section 2.16, in the event that Public Announcement of the date of a special meeting is first made less than thirty (30) days prior to the date of such special meeting, the corporation shall use reasonable efforts following such Public Announcement to promptly deliver to the proposing stockholder and to such stockholder’s prospective nominee the written request for information described in the fourth paragraph of Section 2.15 above, and the person nominated for election as a director must then furnish to the corporation's Non-Executive Chairperson and its secretary the requested information no later than the earlier of (i) five (5) days following his or her receipt of the corporation’s written request for such information and (ii) immediately prior to the time of such special meeting announced in the Public Announcement. In the event such nominee fails to furnish such information within such time period, such stockholder’s nomination of such person shall not be considered in proper form pursuant to this Section 2.16. In addition, the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall use reasonable efforts following such Public Announcement to promptly (i) determine whether all proposed nominations have been properly brought before the special meeting and in accordance with applicable law and the provisions of this Section 2.16 and (ii) deliver the written notice described in the third paragraph of this Section 2.16 to each stockholder who has submitted a notice of proposed nomination for such special meeting, which written notice may be delivered later than the deadline otherwise provided in the third paragraph of this Section 2.16. In such cases the Non-Executive Chairperson or secretary of the corporation, as the case may require, in consultation with outside legal counsel, shall be permitted to make a final determination as to whether or not the proposed nomination can be brought before such annual meeting.

2.17 OTHER REQUIREMENTS AND RIGHTS.

In addition to the foregoing provisions of Sections 2.14, 2.15 and 2.16, a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 2.14, 2.15 and 2.16 including, with respect to business such stockholder intends to bring before an annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 2.17 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

3.4 RESIGNATION AND VACANCIES.

Any director may resign at any time upon written notice or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

Subject to the rights of the holders of any series of Preferred Stock of the corporation then outstanding, if any, and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. A person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. When one or more directors resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

10.4 AMENDMENT.

The bylaws of the corporation may be adopted, amended or repealed by a majority of the voting power of the stockholders entitled to vote; provided, however, that the corporation may, in its Certificate, also confer the power to adopt, amend or repeal bylaws upon the Board. The fact that such power has been so conferred upon the Board shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. Notwithstanding the foregoing and any provision of law that might otherwise permit a lesser vote or no vote, the Board acting pursuant to a resolution adopted by a majority of the Board and the affirmative vote of the holders at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote shall be required to amend or repeal Section 2.3, the last paragraph of Section 2.9 (relating to no cumulative voting), Section 2.10, Section 2.14, Section 2.15, Section 2.16, Section 2.17, Section 3.2, Section 3.3, Section 3.4, Section 3.14 and Section 9.13 of these bylaws, or this sentence of this Section 10.4.

3PAR

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 10, 2009.

Annual Meeting Proxy Card

123456 C0123456789 12345

1. Election of Class II Directors:

*Each to serve until 2012.

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B Non-Voting Items

Change of Address — Please print new address below.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

C 1234567890 JNT
22CV 0227441

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<STOCK#> 01311A

3PAR

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Electronic Voting Instructions

Available You can vote 24 hours by Internet a day, or 7 days telephone! a week!

methods Instead of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies 1:00 a.m. submitted , Central Time, by the on Internet September or telephone 10, 2009. must be received by

Vote by Internet

Log on to the Internet and go to www.envisionreports.com/PAR

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Class II Directors: For Withhold For Withhold

01 - Christopher B. Paisley* 02 - James Wei* +

*Each to serve until 2012.

For Against Abstain For Against Abstain

2. Ratification LLP as the independent of the appointment registered of PricewaterhouseCoopers public accounting firm of 3. 3PAR’s Approval Bylaws. of the Amendment and Restatement of 3PAR Inc. for the fiscal year ending March 31, 2010.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below as Please such. sign If a exactly corporation, as name please appears sign in hereon. full corporate When shares name by are president held by joint or other tenants, authorized both should officer. sign. If a partnership, When signing please as attorney, sign in partnership executor, administrator, name by authorized trustee or person. guardian, please give title Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

2 2 C V 0 2 2 7 4 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 01311A

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — 3PAR INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, September 17, 2009, 10:00 a.m. local time 4209 Technology Drive Fremont, CA 94538

This proxy is solicited on behalf of the board of directors for use at the annual meeting of stockholders on September 17, 2009.

The undersigned stockholder of 3PAR Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 13, 2009, and hereby appoints David C. Scott and Adriel G. Lares, and each of them, proxies and attorneys in fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of 3PAR Inc. to be held on September 17, 2009 at 10:00 a.m. local time at our headquarters, located at 4209 Technology Drive, Fremont, California 94538, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE PROPOSALS IDENTIFIED ABOVE. WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: FOR ALL NOMINEES TO THE BOARD OF DIRECTORS; FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF 3PAR’S BYLAWS; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

IN THEIR DISCRETION, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.